Exhibit 3.3

LIMITED LIABILITY COMPANY AGREEMENT

OF

INTERNAP HOLDING LLC,

a Delaware limited liability company,

Dated as of May 8, 2020

THE UNITS REFERENCED HEREIN HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR OTHER APPLICABLE SECURITIES LAWS.  WITHOUT REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTIONS THEREFROM, THESE SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT ON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE BOARD OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR THE SUBMISSION TO THE BOARD OF THE COMPANY OF OTHER EVIDENCE SATISFACTORY TO THE BOARD TO THE EFFECT THAT ANY TRANSFER WILL NOT BE IN VIOLATION OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND OTHER APPLICABLE SECURITIES LAWS OR ANY RULES OR REGULATIONS PROMULGATED THEREUNDER.  ADDITIONALLY, ANY SALE OR OTHER TRANSFER OF ANY SUCH UNIT IS SUBJECT TO CERTAIN RESTRICTIONS THAT ARE SET FORTH IN THOSE REGULATIONS AND THE FOLLOWING AGREEMENT AND CANNOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER WITHOUT COMPLIANCE WITH SUCH RESTRICTIONS AND OTHER TERMS OF THIS AGREEMENT.

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TABLE OF CONTENTS (continued)

		Page

6.5	Electronic Communications	25
6.6	Committees of the Board	25
6.7	Compensation of Directors; Expenses	25
6.8	Removal of Directors	25
6.9	Resignations	25
6.10	Newly Created Management Positions and Vacancies	26
6.11	Directors as Agents	26
6.12	Officers.	26
6.13	Waiver of Fiduciary Duties	28
6.14	No Liability to Company or Members	29
6.15	Delegation of Authority	29
6.16	Performance of Duties; Liability of Directors and Officers; Opportunities	30
6.17	Indemnification	29
6.18	Corporate Opportunities	33

ARTICLE VII TAX MATTERS		34
7.1	Tax Elections	34
7.2	Fiscal Year; Taxable Year	34

ARTICLE VIII TRANSFER OF UNITS; SUBSTITUTE MEMBERS		35
8.1	Transfer Restrictions	35
8.2	Right of First Offer	42
8.3	Tag-Along	44
8.4	Drag-Along Rights	46
8.5	Rights to Participate in Certain Offerings	48
8.6	Substituted Member	51
8.7	Effect of Transfer	51
8.8	Additional Transfer Restrictions	51
8.9	Transfer Fees and Expenses	51
8.10	Reorganization Date of Transfers	51
8.11	Effect of Death or Incapacity	52
8.12	Board Consent	52

ARTICLE IX DISSOLUTION AND LIQUIDATION		52
9.1	Dissolution	52
9.2	Liquidation and Termination	52
9.3	Complete Distribution	53
9.4	Cancellation of Certificate	53
9.5	Reasonable Time for Winding Up	53
9.6	Return of Capital	53
9.7	HSR Act	53
9.8	Termination	54

ii

TABLE OF CONTENTS (continued)

iii

LIMITED LIABILITY COMPANY AGREEMENT
OF
INTERNAP HOLDING LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) of Internap Holding LLC, a Delaware limited liability company (the “Company”), dated as of May 8, 2020 (the “Reorganization Date”) is made by and among the Company and those Persons whose names and addresses are set forth in the Schedule of Members attached hereto and whose signatures appear on the counterpart signature pages attached hereto (as such Schedule of Members may be amended, restated, supplemented or modified from time to time).

RECITALS:

WHEREAS, the Company filed a Certificate of Incorporation with the Secretary of State of the State of Delaware on July 25, 2001 under the name, “Internap Delaware, Inc.” (as amended, the “Original Certificate of Incorporation”);

WHEREAS, the Original Certificate of Incorporation was amended and restated in its entirety pursuant to an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 6, 2019, in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware;

WHEREAS, on the date hereof, the Company was converted to limited liability company under the Delaware Act, by filing a certificate of conversion and certificate of formation (the “Certificate”) with the Secretary of State of the State of Delaware; and

WHEREAS, the Members of the Company desire to enter into this Agreement for purposes of setting forth the agreements governing the relations among the Members and to admit additional Members as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1         Definitions.  Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“Accredited Investor” means “an accredited investor” as defined under Rule 501(a) of Regulation D promulgated under the Securities Act.

“Action” means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.

“Additional Member” means any Person that has been admitted to the Company as a Member after the Reorganization Date pursuant to Section 3.2(b) by virtue of having received its Membership Interest from the Company and not from any other Member or Assignee.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any investment fund the primary investment advisor to which is such Person or an Affiliate thereof); provided, that for purposes of this Agreement, no Member shall be deemed an Affiliate of the Company or any of its Subsidiaries.

“AG Member” means Angelo, Gordon & Co., L.P. and its Affiliates that are Members.

“Agent” means an agent designated by the Board.

“Alternative Transaction” means the sale of Registrable Securities constituting less than one percent (1%) of the outstanding equity securities of the Company to one (1) or more purchasers in a registered transaction without a prior marketing process by means of (a) a bought deal, (b) a block trade, or (c) a direct sale.

“Assignee” means any transferee to which a Member or another Assignee has Transferred all or a portion of its interest in the Company in accordance with the terms of this Agreement, but that is not a Member.

“Bankruptcy” means, with respect to any Person, the occurrence of any of the following events: (a) the filing of an application by such Person for, or a consent to, the appointment of a trustee or custodian of such Person’s assets; (b) the filing by such Person of a voluntary petition in Bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing such Person’s inability to generally pay its debts as they become due; (c) the failure of such Person to pay its debts as such debts become due; (d) the making by such Person of a general assignment for the benefit of creditors; (e) the filing by such Person of an answer admitting the material allegations of, or such Person’s consenting to, or defaulting in answering, a Bankruptcy petition filed against such Person in any Bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or (f) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person as bankrupt or insolvent or for relief in respect of such Person or appointing a trustee or custodian of such Person’s assets and the continuance of such order, judgment or decree unstayed and in effect for a period of sixty (60) consecutive calendar days.

“BlackRock Member” means (i) BlackRock DLF IX 2019-G CLO, LLC, (ii) RELIANCE STANDARD LIFE INSURANCE COMPANY, (iii) SVOF/MM, LLC AC TCP DLF VIII 2018 CLO LLC, (iv) TCP Direct Lending Fund VIII-A, LLC, (v) TCP Direct Lending Fund VIII-L (Ireland), (vi) TCP Direct Lending Fund VIII-S, LLC, (vii) TCP Direct Lending Fund VIII-T, LLC, (viii) TCP Direct Lending Fund VIII-U (Ireland), (ix) TCP ENHANCED YIELD FUNDING I LLC, (x) TCP Rainier, LLC, (xi) TCP WATERMAN CLO, LLC, (xii) TCP Whitney CLO Ltd Loan, (xiii) TENNENBAUM SENIOR LOAN FUND II, LP, (xiv) Tennenbaum Senior Loan Fund V, LLC and (xv) their respective Affiliates that are Members.

“BSP Member” means Benefit Street Partners LLC and its Affiliates that are Members.

“Business” means the provision of colocation, cloud and network services.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Capital Contributions” means any cash, cash equivalents or, with the consent of the Board, the Fair Market Value of other property that a Member contributes to the Company with respect to any Unit or other Equity Securities issued pursuant to Article III (net of liabilities assumed by the Company or to which such property is subject).

“Carlyle Member” means Carlyle CLO Managment LLC and its Affiliates that are Members.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Units” means the Units issued to the Members as of the date hereof, any Units issued after the date hereof and designated as Common Units and any other class or series of Units that the Board may in the future designate, in accordance with the terms of this Agreement, as Common Units.

“Company Securities” means (i) Units, (ii) warrants (including the Warrants), rights, or options (including options within the meaning of Treasury Regulation section 1.382-2T(h)(4)(v)) to purchase equity interests of the Company, and (iii) any other interest that would be treated as “stock” of the Company pursuant to Treasury Regulation section 1.382-2T(f)(18).

“control” means, including the terms “controlled by” and “under common control with”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Delaware Act” means the Delaware Limited Liability Company Act, Title 6, §§18-101 et seq., as it may be amended from time to time, or any corresponding provision or provisions of any succeeding or successor law of such State.

“Designated Units” means, as of any particular date of determination, the outstanding Common Units as of such date excluding (i) any Units issued pursuant to an Equity Incentive Plan and (ii) any Units of the Company issued after the Reorganization Date (including any Units issued upon the exercise of the Warrants); provided, that, notwithstanding the foregoing exclusions, “Designated Units” shall include outstanding Units issued as a split or dividend in respect of Units outstanding as of the Reorganization Date that are not otherwise excluded.

“Distribution” means each distribution made by the Company to a Member, whether in cash, property or securities, pursuant to, or in respect of, Article IV or Article IX.

“Economic Interest” means the right to Distributions of cash and other property as provided in Article IV and Article IX of this Agreement and the Delaware Act, but shall not include any right to participate in the management or affairs of the Company, vote on, consent to or otherwise participate in any decision of the Members, or any right to receive information concerning the business and affairs of the Company, in each case, except as expressly otherwise provided in this Agreement or required by the Delaware Act.

“Equity Incentive Plan” means an incentive plan for the Company’s directors, officers, employees or consultants to be implemented by the Company and the Board following the date hereof and pursuant to which Common Units initially representing no more than ten percent (10%) of the aggregate number of Common Units outstanding (calculated on a fully-diluted basis) shall be issuable or any amendment thereof or other similar incentive equity plan approved by the Board.

“Equity Securities” means, as applicable, (a) any capital stock, partnership or limited liability company interests or other share capital, (b) any securities directly or indirectly convertible into or exchangeable for any capital stock, partnership or limited liability company interests or other share capital or containing any profit participation features, (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, partnership or limited liability company interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, partnership or limited liability company interests, other share capital or securities containing any profit participation features, (d) any unit appreciation rights, phantom unit rights or other similar rights, or (e) any Equity Securities issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Excess Securities” means Company Securities that are the subject of the Prohibited Transfer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or securities (other than Units), the fair market value for such assets or securities as between a willing buyer and a willing seller in an arm’s length, non-distressed transaction occurring on the date of valuation, taking into account all relevant factors determinative of value, as reasonably determined by the Board in good faith.

“Family Member” means, with respect to any natural Person, such Person’s parents, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains solely for the benefit of such Person and such Person’s spouse (but not including a former spouse or a spouse from whom such Person is legally separated) or descendants.

“FINRA” means the Financial Industry Regulatory Authority.

“Fiscal Year” means the fiscal year of the Company and its Subsidiaries, ending on December 31 of each calendar year.

“Group” means a “group” within the meaning of the regulations promulgated by the Commission under Section 13(d) of the Exchange Act.

“Independent Director” means an individual who qualifies as “independent” as such term is used in the New York Stock Exchange rules.

“Initial Directors” means the initial directors elected to the Board on or around the Reorganization Date.

“Initial Public Offering” shall mean the initial firm commitment underwritten Public Offering of Registrable Securities consummated for cash and registered under the Securities Act (other than a registration statement on Form S-4 or Form S-8 (or any similar or successor form)) pursuant to which the Registrable Securities are sold and concurrently listed on a national securities exchange in the United States.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433, relating to an offer of the Registrable Securities.

“Major Transferee” means an Approved Transferee to which a Nominating Member Transfers, in accordance with the terms and conditions of this Agreement (including Section 6.2(d)), a number of Designated Units that, together with Designated Units held by Affiliates of such Approved Transferee, result in such Approved Transferee holding an aggregate number of Designated Units at least equal to the Minimum Threshold.

“Majority Investor Group” means, collectively, all Persons who, together with their Affiliates, as of a particular date of determination, hold a number of Common Units equal to at least six percent (6%) of the Common Units issued and outstanding as of such date.

“Majority of Included Registrable Securities” means a majority of the Registrable Securities included in the applicable Registration Statement.

“Member” means a Member identified on the Schedule of Members as of the Reorganization Date, or an Additional Member or Substituted Member or an Assignee who is admitted as a Member in accordance with the terms of this Agreement and the Delaware Act for so long as such Person continues to hold an Economic Interest in any of the Units.

“Member Associated Person” of any Member means (A) any person controlling, directly or indirectly, or acting in concert with, such Member and/or (B) any person controlling, controlled by or under common control, with such Member Associated Person.

“Membership Interest” means, with respect to each Member, such Member’s Economic Interest and rights as a Member.

“Minimum Threshold” means, as of a particular date of determination, nine percent (9%) of the Designated Units issued and outstanding as of such date.

“Nominating Member” means each of the AG Member, the BlackRock Member, the Carlyle Member, the BSP Member or any Major Transferee of such Members, in each case so long as such Person holds a number of Designated Units at least equal to the Minimum Threshold and does not otherwise Transfer and assign, in accordance with the terms and conditions of this Agreement (including Section 6.2(d)), its rights under Section 6.2 with respect to the designation of directors.

“Other Registrable Securities” means (a) the Common Units, (b) any securities issued or issuable with respect to, on account of or in exchange for Common Units, whether by stock split, stock dividend, recapitalization, merger, consolidation or other reorganization, charter amendment or otherwise and (c) any options, warrants or other rights to acquire, and any securities received as a dividend or distribution in respect of, any of the securities described in clauses (a) and (b) above, in each case, held by any other Person who has rights to participate in any offering of securities by the Company pursuant to a registration rights agreement or other similar arrangement with the Company or any direct or indirect parent of the Company relating to the Common Units (which shall not include this Agreement).

“Percentage Equity Ownership” means the percentage equity ownership interest in the Company beneficially owned by any Person for purposes of section 382 of the Code, as determined in accordance with Treasury Regulation sections 1.382-2T(g), (h), (j) and (k) and 1.382-4; provided, that (1) for purposes of applying Treasury Regulation section 1.382-2T(k)(2), the Company shall be treated as having “actual knowledge” of the beneficial ownership of all outstanding Company Securities that would be attributed to any Person, and (2) for the sole purpose of determining the Percentage Equity Ownership of any entity (and not for the purpose of determining the Percentage Equity Ownership of any other Person), Company Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulation section 1.382-2T(h)(2)(i)(A); provided, further, that for purposes of determining the Percentage Equity Ownership of any Person (x) that owns Warrants, the Warrants held by such Person shall be treated as exercised, but the Warrants held by other Persons shall not be treated as exercised or (y) that has received an award pursuant to an Equity Incentive Plan, such award shall be treated as exercised, but the awards held by other Persons shall not be treated as exercised.

“Permitted Transferee” means, with respect to any Member, any general or limited partner, member, stockholder or Affiliate of such Member (other than any “portfolio company”, as such term is customarily used among institutional investors).

“Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of Company Securities within the meaning of Treasury Regulation section 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treasury Regulation section 1.382-3(a), and shall include any successor (by merger or otherwise) of any such entity or group.

“Person engaged in the Business” means, as of a particular date of determination, any Person (other than the Company and its Subsidiaries) deriving, during the immediately preceding twelve (12) months, fifty percent (50%) or more of such Person’s and its Affiliates’ consolidated net revenues from services or products similar to those provided by, or that could reasonably be considered to compete with, the Business.

“Plan” means that certain Joint Prepackaged Chapter 11 Plan of Reorganization of Internap Corporation and its Affiliated Debtors and Debtors in Possession, dated as of March 16, 2020.

“Prohibited Distributions” means any dividends or other distributions that were received by the Purported Transferee from the Company with respect to the Excess Securities.

“Prohibited Transfer” means any purported Transfer of Company Securities to the extent that such Transfer is prohibited and/or void pursuant to this Agreement.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A), all amendments and supplements to the Prospectus, including post-effective amendments, all material incorporated by reference or deemed to be incorporated by reference in such Prospectus and any Issuer Free Writing Prospectus.

“Public Offering” means any sale to the public pursuant to a public offering registered (other than a registration effected solely to implement an employee benefit plan, a dividend reinvestment plan, or similar plans, or a transaction to which Rule 145 is applicable) under the Securities Act.

“Qualified Member” means, as of a particular date of determination, one or more Members who beneficially own in the aggregate ten percent (10%) or more of the outstanding Registrable Securities as of such date.

“Registrable Securities” means Units and Reclassified Securities.  As to any particular Registrable Securities, such securities shall not be Registrable Securities when (a) a Registration Statement registering such Registrable Securities under the Securities Act has been declared effective and such Registrable Securities have been Transferred by the Member thereof pursuant to such effective Registration Statement, (b) such securities are Transferred pursuant to Rule 144, (c) such securities cease to be outstanding, or (d) such securities are held by a Member who, together with its Affiliates, holds less than one percent (1%) of the outstanding equity securities of the Company and in the hands of such Member all such securities may be sold pursuant to Rule 144 without volume or manner of sale limitations.  Notwithstanding the foregoing, the Warrants shall not be Registrable Securities.

“Registration Expenses” means: (a) all registration, qualification and filing fees and expenses (including fees and expenses (i) of the Commission or FINRA, (ii) incurred in connection with the listing of the Registrable Securities on the Trading Market, and (iii) incurred in order to comply with applicable state securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities)); (b) printing expenses (including expenses of printing certificates for the Company’s units and of printing Prospectuses); (c) analyst or investor presentation or road show expenses of the Company and the underwriters, if any; (d) messenger, telephone and delivery expenses; (e) fees and disbursements of counsel (including any local counsel), auditors and accountants for the Company (including the expenses incurred in connection with “comfort letters” required by or incident to such performance and compliance); (f) the reasonable fees and disbursements of underwriters to the extent customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel) that are required to be retained in accordance with the rules and regulations of FINRA and the other reasonable fees and disbursements of underwriters (including reasonable fees and disbursements of counsel for the underwriters) in connection with any FINRA qualification; (g) fees and expenses of any special experts retained by the Company; (h) Securities Act liability insurance, if the Company so desires such insurance; (i) reasonable fees and disbursements of one counsel (along with any reasonably necessary local counsel) representing all Members participating in such registration mutually agreed by Members of a Majority of Included Registrable Securities participating in such registration; and (j) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies.  For the avoidance of doubt, and notwithstanding anything herein to the contrary, “Registration Expenses” shall not include any Selling Expenses, which shall be the sole responsibility of the Member holding the related Registrable Securities.

“Registration Statement” means a registration statement of the Company filed with or to be filed with the Commission under the Securities Act and other applicable law, including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Representatives” of a Person means, as applicable, such Person’s partners, shareholders, members, directors, officers, employees, agents, counsel, accountants, consultants, investment advisers or other professionals or representatives, or its Affiliates or wholly-owned Subsidiaries.

“Restriction Release Date” means the earliest of: (i) the date that is one day after the third (3rd) anniversary of the Reorganization Date; (ii) the repeal, amendment or modification of section 382 of the Code (and any comparable successor provision) in such a way as to render the restrictions imposed by section 382 of the Code no longer applicable to the Company; (iii) the beginning of a taxable year of the Company (or any successor thereof) in which no Tax Benefits are available; (iv) the date selected by the Board if the Board determines that the limitation amount imposed by section 382 of the Code as of such date in the event of an “ownership change” of the Company (as defined in section 382 of the Code) would not be materially less than the net operating loss carryforwards or “net unrealized built-in loss” (within the meaning of section 382 of the Code) of the Company; and (v) the date selected by the Board if the Board determines that it is in the best interests of the Members for the restrictions set forth in Section 8.1(e) to be removed or released.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 145” means Rule 145 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 430A” means Rule 430A promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 433” means Rule 433 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Sale of the Company” means (i) a sale, disposition, amalgamation, arrangement, merger, consolidation, recapitalization, reorganization or other similar transaction or series of related transactions in which the holders of the Company Securities immediately prior to such transaction(s) would hold, immediately after such transaction(s), less than 50% of the combined voting power or beneficial interest of the surviving entity or (ii) a sale of assets constituting all or substantially all of the assets of the Company and its Subsidiaries.

“Seasoned Issuer” means an issuer eligible to use Form S-3 under the Securities Act and who is not an “ineligible issuer” as defined in Rule 405.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and related legal and other fees of a Member not included within the definition of Registration Expenses.

“state” means any state within the United States or the District of Columbia.

“Subsidiary” means, with respect to any Person, (i) a corporation a majority of whose outstanding shares of capital stock or other Equity Securities with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, one or more subsidiaries of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Substantial Member” means a Person with a Percentage Equity Ownership of 4.98% or more.

“Substituted Member” means any Person that has been admitted to the Company as a Member pursuant to Section 8.6 by virtue of such Person’s (a) receiving all or a portion of a Membership Interest from a Member or its Assignee (and not from the Company) and (b) having complied with the requirements of Section 8.6.

“Successor in Interest” means, with respect to any Member, any (a) trustee, custodian, receiver or other Person acting in any Bankruptcy or reorganization proceeding with respect to, (b) assignee for the benefit of the creditors of, (c) trustee or receiver, or current or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of, or (d) other transferee, executor, administrator, committee, legal representative or other successor or assign of, such Member, whether by operation of law or otherwise (including any Person acquiring (whether by merger, consolidation, sale, exchange or otherwise) all or substantially all of the assets or Equity Securities of such Member).

“Tax Benefit” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of section 382 of the Code, of the Company or any direct or indirect subsidiary thereof.

“Third Party” means any Person other than the Company or its Subsidiaries.

“Trading Market” means the principal national securities exchange in the United States on which Registrable Securities are (or are to be) listed.

“Transfer” means the acquisition or disposition, directly or indirectly, of the beneficial ownership of Company Securities by any means, including, without limitation, (i) the creation or grant of any pledge (or other security interest), right or option with respect to Company Securities, including an option within the meaning of Treasury Regulation section 1.382-4(d)(8), (ii) the exercise of any such pledge, right or option, (iii) any sale, assignment, conveyance or other disposition, or (iv) any other transaction treated under the applicable rules under section 382 of the Code as a direct or indirect acquisition or disposition (including the acquisition of an ownership interest in a Substantial Member).

“Treasury Regulations” means the income tax regulations, including temporary regulations and, to the extent taxpayers are permitted to rely on them, proposed regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Warrants” means the warrants issued pursuant to that certain Warrant Agreement, dated as of the Reorganization Date, by and between the Company and the warrant agent party thereto, representing the right to initially acquire up to 1,120,836 Common Units as of the Reorganization Date.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405 and which (a) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also a Seasoned Issuer.

1.2        Interpretative Matters.  Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neutral forms; (b) references to Sections, Schedules, Exhibits, paragraphs and clauses refer to Sections, Schedules, Exhibits paragraphs and clauses of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall be deemed to refer to such law or statute as amended or supplemented from time to time and shall include all rules and regulations and forms promulgated thereunder, and references to any law, rule, form or statute shall be construed as including any legal and statutory provisions, rules or forms consolidating, amending, succeeding or replacing the applicable law, rule, form or statute; (h) references to any Person include such Person and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns; (i) references to “days” are to calendar days unless otherwise indicated; (j) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; (k) references to “writing” or “written” shall include electronic mail; (l) all references to $, currency, monetary values and dollars set forth herein means United States dollars; and (m) all references to “outstanding units” shall include only those units issued and outstanding as of the particular date of reference and, for the avoidance of doubt, shall not be calculated on a fully-diluted basis unless expressly required to be so calculated.  Each party acknowledges that it was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any party because one is deemed to be the author thereof.

ARTICLE II
ORGANIZATIONAL MATTERS

2.1         Formation of the Company.  The Members hereby confirm that they have been admitted to the Company as Members of the Company and agree to their status as Members of the Company as set forth herein.  The Board is authorized to execute, deliver and file any other certificates, notices or documents (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

2.2         Effect of Agreement.  The Members hereby execute this Agreement for the purpose of continuing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act.  The Members hereby agree that during the term of the Company, the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act.  To the extent that the rights, powers, duties, obligations and liabilities of any Members are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

2.3         Name.  The name of the Company is “Internap Holding LLC” or such other name or names as the Board may designate from time to time and reflect in a filing with the Secretary of State of the State of Delaware in accordance with the Delaware Act.  The Board shall promptly notify each Member in writing of any change in the Company’s name.

2.4         Powers; Purposes.

(a)          General Powers.  The Company shall have all of the powers of a Delaware limited liability company, including the power to engage in any lawful act or activity for which limited liability companies may be organized under the Delaware Act.

(b)          Purposes.  The Company is formed for the object and purpose of, and the nature of business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act.  The Company may engage in any and all activities in which limited liability companies formed in the State of Delaware under the Delaware Act and may participate and to do all things that are related or incidental to the foregoing or necessary, advisable, appropriate or expedient to accomplish the foregoing.

(c)          Limitation.  Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

(d)          Company Action.  Subject to compliance by the Board with the provisions of this Agreement and except as prohibited by applicable law, (i) the Company may, upon approval by the Board enter into and perform any and all documents, agreements and instruments, all without any further act, vote or approval of any Member, and (ii) the Board may authorize any Person (including any Member or its Affiliates or their respective officers) to enter into and perform any documents on behalf of the Company.

2.5         Principal Office; Registered Office.  The Company shall maintain an office and principal place of business at 12120 Sunset Hills Road, Suite 330, Reston, Virginia 20190, or at such other place or places in the United States as the Board may from time to time designate.  The Board shall promptly notify each Member in writing of any change to the Company’s principal place of business.  The registered office of the Company in the State of Delaware shall be c/o Registered Agent Solutions, Inc. 9 E. Loockerman Street, Suite 311, City of Dover, County of Kent, Delaware 19901 and the registered agent shall be Registered Agent Solutions, Inc., or, in each case, as the Board may otherwise designate from time to time.  The Company may have such other offices as the Board may designate from time to time.

2.6         Term.  The term of the Company commenced at the time the Certificate was filed with the office of the Secretary of State of the State of Delaware and shall continue until dissolution of the Company in accordance with the provisions of Article IX.  The existence of the Company as a separate legal entity shall continue until the Certificate is cancelled in accordance with the Delaware Act.

2.7         Foreign Qualification.  The Board shall cause to be taken all actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other jurisdictions in which the Company engages in business.

2.8         Company Status.  The Members intend that the Company not be a joint venture, and that no Member be a joint venturer of any other Member by virtue of this Agreement for any purpose, and neither this Agreement nor any other document entered into by the Members relating to the subject matter hereof shall be construed to suggest otherwise.

ARTICLE III
ADMISSION OF MEMBERS; CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

3.1         Capitalization.

(a)          Units; Initial Capitalization.  Each Member’s interest in the Company and the right to vote, if any, on certain Company matters as provided in this Agreement shall be represented by units of limited liability company interest (each a “Unit”).  The Company shall initially have one (1) authorized type of Units, consisting of the Common Units.  Subject to the terms and conditions of any preferred class or series of Company Securities, only Common Units shall be entitled to vote on matters presented to the Members for approval.  The aggregate number of Common Units authorized for issuance shall be 57,500,000.  The ownership by a Member of Units shall invest such Member with the Economic Interest therein (except to the extent Transferred to an Assignee or another Member as permitted by this Agreement) and the other rights set forth in this Agreement.  For purposes of this Agreement, Units held by the Company or any of its Subsidiaries shall be deemed not to be outstanding.  The Company may issue fractional Units, and all Units shall be rounded to the third decimal place.  To the extent that the Company reacquires any Units or other Company Securities by purchase, redemption or otherwise, such reacquired Units or Company Securities shall not be cancelled unless the Board determines otherwise and may be reissued, and pending their reissuance, shall be treated as authorized but unissued Units or Company Securities.  As of the date hereof, each of the Members has been issued the number of Units as indicated on the Schedule of Members, attached hereto, as may be amended from time to time.

(b)          Issuance of Additional Units.  Subject to the express provisions of this Agreement, including Section 8.5, the Board shall have the right to cause the Company to issue at any time after the Reorganization Date, and for such amount and form of consideration as the Board may determine, (i) additional Units (of existing classes or series or new classes or series, including new classes or series that have economic rights superior to existing classes or series) or other Company Securities (including creating other classes or series thereof having such powers, designations, preferences and rights as may be determined by the Board), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other Company Securities and (iii) warrants, options or other rights to purchase or otherwise acquire Units or other Company Securities, and in connection therewith, and, subject to the provisions of Section 11.1 and this Section 3.1(b), the Board shall have the power to make amendments to this Agreement as the Board in its sole and absolute discretion deems necessary or appropriate to give effect to such additional issuance.

(c)          Recapitalization or Exchange of Units.  Any recapitalization or exchange of Units (by Unit split or otherwise) or combination (by reverse Unit split or otherwise) of any particular class or series of outstanding Units shall be made contemporaneously and proportionately to all classes and series of outstanding Units.

3.2         Admission of Members; Additional Members.

(a)          Schedule of Units; Schedule of Members.  The Company shall maintain and keep at its registered office (i) a Schedule of Units on which it shall set forth the aggregate number of Units of each type, the distribution threshold (if any) in respect of such Units and the aggregate amount of cash Capital Contributions that have been made by each Member and the Fair Market Value of any property other than cash contributed by each Member with respect to the Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject), and (ii) a Schedule of Members on which it shall set forth the name and address of each Member and the type of Units held by each Member.  An updated copy of the Schedule of Members shall be made available to any Member upon written request to the Company; provided, that certain confidential information or sensitive information may, in the reasonable and good-faith determination of the Board, be redacted from the information provided to any Member and the Schedule of Units shall only be available to any holders of Common Units.

(b)          Additional Members.  Subject to the express provisions of this Agreement, the Board shall have the right to admit Additional Members.  A Person may be admitted to the Company as an Additional Member upon compliance with the express provisions of this Agreement and upon furnishing to the Board (i) a joinder agreement, in form satisfactory to the Board, pursuant to which such Person agrees to be bound by all the terms and conditions of this Agreement, and (ii) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Member (including entering into an investor representation agreement or such other documents as the Board may deem appropriate).  Such admission shall become effective on the date on which the Board determines that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.  Upon the admission of an Additional Member by the Board, the Schedule of Members attached hereto shall be updated by the Board to reflect the name, address and Units and other interests in the Company of such Additional Member.

(c)          The Company shall not issue non-voting Equity Securities; provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), (ii) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company, and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect.  The prohibition on the issuance of non-voting Equity Securities is included in this Agreement in compliance with Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. § 1123(a)(6)).

3.3         No Withdrawal.  No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or to receive any Distribution from the Company, except as expressly provided herein.

3.4         Loans From Members.  Loans by Members to the Company shall not be considered Capital Contributions.  The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

3.5         No Right of Partition.  No Member shall have the right to seek or obtain partition by court decree or operation of law of any property of the Company or any of its Subsidiaries or the right to own or use particular or individual assets of the Company or any of its Subsidiaries, or, except as expressly contemplated by this Agreement, be entitled to Distributions of specific assets of the Company or any of its Subsidiaries.

3.6         Non-Certification of Units; Legend; Units Are Securities.  Units shall be issued in non-certificated form; provided, that the Board may cause the Company to issue certificates to a Member representing the Units held by such Member.  If any Unit certificate is issued, then such certificate shall bear a legend substantially in the following form, together, if applicable, with the legend set forth in Section 8.1(e)(v) and any applicable securities law legends:

THIS CERTIFICATE EVIDENCES A COMMON UNIT REPRESENTING AN INTEREST IN INTERNAP HOLDING LLC.

THE INTEREST IN INTERNAP HOLDING LLC REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN LIMITED LIABILITY COMPANY AGREEMENT OF INTERNAP HOLDING LLC, DATED AS OF MAY 8, 2020 BY AND AMONG INTERNAP HOLDING LLC AND EACH OF THE MEMBERS FROM TIME TO TIME PARTY THERETO, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

ARTICLE IV
DISTRIBUTIONS

4.1         Distributions.  The Board shall have sole and absolute discretion regarding the amount and timing of Distributions to the Members, and, subject to the provisions of Section 4.4 and to the terms and conditions of any preferred class or series of Company Securities, all such Distributions shall be made pro rata in accordance with the number of Common Units then held by each Member.

4.2         Successors.  For purposes of determining the amount of Distributions, each Member shall be treated as having made the Capital Contributions and as having received the Distributions made to or received by its predecessors in respect of any of such Member’s Units.

4.3         Distributions In-Kind.  To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a Distribution pursuant to Section 4.1 equal to the Fair Market Value of such property for purposes of Section 4.1 and such property shall be treated as if it were sold in a hypothetical sale for an amount equal to its Fair Market Value.

4.4         Right of Set-Off.  As security for any obligations of a Member to the Company under any provisions of this Agreement or any other agreement between such Member, on the one hand, and the Company and/or its Subsidiaries, on the other hand, the Company shall have (and each Member hereby grants to the Company) a right to set off any such amounts against any Distributions to such Member.  In addition, whenever the Company is to pay any sum to any Member or any Affiliate or related Person thereof pursuant to the terms of this Agreement, any amounts that such Member or such Affiliate or related Person owes to the Company under any promissory note issued to the Company as partial payment for any Units of the Company may be deducted from that sum before payment.

4.5         Restriction.  Notwithstanding any provision to the contrary in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company to the extent that such distribution would violate the Delaware Act or other applicable law.

ARTICLE V
RIGHTS AND DUTIES OF MEMBERS

5.1         Power and Authority of Members.  Unless delegated such power in accordance with Section 6.15, no Member shall, in its capacity as such, have the authority or power to act for or on behalf of the Company in any manner, to do any act that would be (or could be construed as) binding on the Company, or to make any expenditures on behalf of the Company, and the Members hereby consent to the exercise by the Board of the powers and rights conferred on it by applicable law and by this Agreement.

5.2         Voting Rights.  Except as otherwise specifically set forth in this Agreement, Members holding Common Units shall vote together as a single class, and each Member shall be entitled to one vote for each Common Unit held by such Member on all matters to be voted upon by the Members under this Agreement or the Delaware Act.

5.3         Liability of Members.

(a)          No Personal Liability.  Except as otherwise required by the Delaware Act or as expressly set forth in this Agreement (including in Sections 5.3(b) and 9.3), no Member shall have any personal liability whatsoever in such Member’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other Third Party for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise (including those arising as a member or an equityholder, an owner or a shareholder of another Person).  Each Member shall be liable only to make such Member’s Capital Contribution to the Company, if applicable, and any other payments provided for expressly herein or required by the Delaware Act.

(b)          Return of Distributions.  Under the Delaware Act, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member.  It is the intent of the Members that no Distribution to any Member pursuant to Article IV or Article IX shall be deemed to constitute money or other property paid or distributed in violation of the Delaware Act, and the Member receiving such Distribution shall not be required to return to any Person any such money or property, except as otherwise expressly set forth herein or the Delaware Act.  If, however, it is required pursuant to the Delaware Act or any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of the other Members.

5.4         Performance of Duties; Conflicts of Interest.

(a)          In performing its, his or her duties, each of the Members shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company and its Subsidiaries) of the following other Persons or groups: (i) one or more officers or employees of such Member or the Company or any of its Subsidiaries, (ii) any attorney, independent accountant or other Person employed or engaged by such Member or the Company or any of its Subsidiaries, or (iii) any other Person who has been selected with reasonable care by or on behalf of such Member or the Company or any of its Subsidiaries, in each case, as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence.

(b)          On any matter involving a conflict of interest not provided for elsewhere in this Agreement, each Member shall be guided by its reasonable judgment as to the best interests of the Company and its Subsidiaries and shall take such actions as are determined by such Person to be necessary or appropriate to ameliorate such conflict of interest.

5.5         Member Meetings and Actions.

(a)          Annual Meetings.  Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of Members shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.  The date of each annual meeting of Members shall be no later than thirteen (13) months after the date of the immediately preceding annual meeting (or, in the case of the first annual meeting, no later than thirteen (13) months after the Reorganization Date but no earlier than a date in calendar year 2021).

(b)          Action by Written Consent.  Members may take any action required or permitted to be taken at any meeting of the Members without a meeting, if Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Units entitled to vote thereon were present and voted consent in writing or electronic submission; provided, that prompt notice must be given to all Members of the taking of such action without a meeting when such action is taken by less than unanimous written consent.

(c)          Special Meetings.

(i)          Special meetings of the Members may be called by the Board or by Members holding not less than twenty-five percent (25%) of the voting power of all outstanding Units (the “Requisite Percentage”), subject to the following: in order for a special meeting requested by one or more Members (a “Member Requested Special Meeting”) to be called, one or more written requests for a special meeting (each a “Special Meeting Request”), stating the purpose of the special meeting and the matters proposed to be acted upon thereat must be signed and dated by the Requisite Percentage of Members (or their duly authorized agents), and must be delivered to the Board at the principal executive offices of the Company and must set forth: (i) in the case of any matter (other than a director nomination) proposed to be conducted at such Member Requested Special Meeting, the information required by Section 5.5(f); and (ii) an agreement by the requesting Member(s) to notify the Board immediately in the case of any disposition prior to the record date for the Member Requested Special Meeting of Units owned of record and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request to the extent such disposition causes the Requisite Percentage to no longer be met.

(ii)         A Member Requested Special Meeting shall be held at such date and time as may be fixed by the Board; provided, however, that the Member Requested Special Meeting shall be called for a date not less than twenty (20) nor more than sixty (60) calendar days after the Company receives a Special Meeting Request from the Requisite Percentage as provided in Section 5.5(c)(i).

(d)          Quorum.  The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding Units generally entitled to vote at a meeting of Members shall constitute a quorum for the transaction of business.  If, however, such quorum shall not be present or represented at any meeting of the Members, the chairperson of the meeting or a majority in voting interest of the Members present in person or represented by proxy shall adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

(e)          Notice of Meetings and Adjourned Meetings; Waivers of Notice.

(i)          Whenever Members are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Members and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Member entitled to vote at such meeting.  When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which Members and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting in accordance with this Section 5.5(e).

(ii)         A written waiver of any such notice signed by the Person entitled thereto whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.  Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Business transacted at any special meeting of Members shall be limited to the purposes stated in the notice.

(f)           Notice of Business.

(i)          At any annual meeting of the Members, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board or (b) by any Member who is a Member at the time of giving of the notice provided for in this Section 5.5(f), who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 5.5(f).  For business to be properly brought before a Member meeting by a Member, the Member must have given timely notice thereof in writing to the Board.  To be timely, a Member’s notice in connection with an annual meeting of the Members shall be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first (1st) anniversary of the preceding year’s annual meeting of Members; provided, however, that in the case of the first annual meeting after the date hereof, and in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date, then to be timely such notice must be received by the Company no later than the later of seventy (70) days prior to the date of the meeting and the tenth (10th) day following the day on which either (x) public announcement of the date of the meeting was made or (y) the Company shall have provided notice thereof to the Members in a manner permitted by the Delaware Act, whichever occurs earlier.  A Member’s notice to the Board shall set forth as to each matter the Member proposes to bring before the meeting:

(A)          a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(B)          the name and address, as they appear on the Company’s books, of the Member proposing such business and any Member Associated Person;

(C)          (x) the class and number of Units of the Company which are held of record or are beneficially owned by such Member or any Member Associated Person with respect to the Company’s securities and (y) any derivative positions held or beneficially held by the Member and any Member Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such Member or any Member Associated Person with respect to the Company’s securities; and

(D)          any material interest of the Member or any Member Associated Person in such business.

(ii)         Notwithstanding anything to the contrary, no business shall be conducted at a Member meeting except in accordance with the procedures set forth in Section 5.5(f).  The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with this Agreement, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.  There shall be no limit on the number of matters that can be properly brought at a meeting.

5.6         Approving Certain Matters.  Notwithstanding anything to the contrary, the affirmative vote of Members holding not less than a majority of the outstanding Common Units shall be required prior to the Company or any or its Subsidiaries taking any of the following actions; provided, however, that (i) with respect to clauses (c) or (j), any Sale of the Company shall require the affirmative vote of Members holding not less than sixty percent (60%) of the outstanding Common Units and (ii) with respect to clause (o), the relevant agreement or transaction shall require the affirmative vote of the Members holding not less than a majority of the outstanding Common Units held by the Members other than the Member(s) that is, or is a related party of, the Person with whom the Company or any of its Subsidiaries is proposing to enter into such agreement or transaction:

(a)          any amendment to the Certificate;

(b)          the engagement by the Company and/or any of its Subsidiaries in any business that is materially different from that described in the then-current annual business plan of the Company;

(c)          the voluntary recapitalization, reorganization, bankruptcy, liquidation and/or dissolution of the Company and/or any of its Subsidiaries;

(d)          any material change to the accounting methods or policies of the Company and/or any of its Subsidiaries other than any changes to such accounting methods or policies that are required by GAAP, or the appointment or removal of the Company’s independent auditor;

(e)          the making or changing of any tax election that would cause the Company to be classified as an entity other than a corporation for U.S. federal income tax purposes;

(f)          the declaration, payment or accrual of any dividend or distribution by the Company;

(g)          other than Units issued pursuant to any equity incentive or similar plan of the Company, the redemption or repurchase of any Units;

(h)          the entering into of any compensation agreement or benefit plan, including any equity incentive or similar plan of the Company, and any material amendments thereto other than (i) any such compensation agreement with any non-executive employee whose total compensation is less than $150,000 per year and (ii) any awards under equity incentive plans in effect as of, or as a result of, the Effective Date (as defined in the Plan) of the Plan, which awards are approved by the Board or a committee thereof; it being understood that any amendment shall be deemed a “material amendment” if it would cause the pool of equity securities issued or issuable pursuant to such agreements or plans to exceed the amount allocated for the initial equity incentive plan of the Company adopted on or around the Reorganization Date;

(i)          the incurrence by the Company and/or any of its Subsidiaries of indebtedness or the refinancing of any existing indebtedness, in each case, with a principal amount that (i) when taken together with all previously incurred indebtedness that remains outstanding, causes the aggregate amount of indebtedness of the Company and its Subsidiaries to exceed $332,500,000 or (ii) when taken together with indebtedness incurred, or refinancing of existing indebtedness, after the Reorganization Date (other than indebtedness incurred under credit facilities entered into on the Reorganization Date), exceeds $50,000,000 in the aggregate at any time outstanding;

(j)          other than (i) transactions for a purchase price of less than $500,000 individually or $1,000,000 in the aggregate together with all other transactions within such fiscal year and (ii) pursuant to a Drag-Along Sale, in one (1) transaction or a series of related transactions, the entering into of any agreement with respect to or the consummation of (A) any merger or similar combination or any joint venture between the Company or any of its Subsidiaries, on the one hand, and any third party, on the other hand, or (B) any acquisition of, or investment in, the assets of another Person (including the equity securities of another Person), or the transfer or disposition of assets of the Company and its Subsidiaries other than (x) transfers or dispositions of obsolete assets or equipment or (y) acquisitions, transfers or dispositions of supplies, inventory or equipment by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice; provided, that the value of any non-cash consideration to be paid or received in connection with the foregoing shall be the Fair Market Value of such consideration;

(k)          the completion of an Initial Public Offering or other listing of any securities, in each case, by the Company or any of its Subsidiaries;

(l)           the voluntary registration of any class of security of the Company under Section 12 of the Exchange Act, or the taking of any other action which would, or would reasonably be expected to, subject the Company or any of its securities to reporting obligations under Section 15(d) of the Exchange Act;

(m)         the issuance of any equity securities of the Company and/or any of its Subsidiaries, other than (i) with respect to the Company, any equity securities issued pursuant to the initial equity incentive plan of the Company adopted on or around the Reorganization Date or (ii) with respect to any Subsidiary of the Company, the issuance of equity securities to the Company or another wholly-owned Subsidiary of the Company;

(n)          any increase or decrease in the size of the Board; and

(o)          other than (A) commercial transactions in the ordinary course of business consistent with past practice on arms’ length terms involving consideration with a value less than $500,000 individually or $1,000,000 in the aggregate and (B) the issuance of securities pursuant to, and in accordance with, Section 8.5, entering into any transaction with (i) a Member, director or officer of the Company or any of its Subsidiaries, (ii) any Person in which one or more Members, directors or officers of the Company or any of its Subsidiaries owns, directly or indirectly, individually or in the aggregate, five percent (5.0%) or more of the outstanding equity securities of such Person or (iii) any “affiliate”, “associate” or member of the “immediate family” (as such terms are respectively defined in rules and regulations under the Exchange Act) of any Person described in the foregoing clauses (i) or (ii).

ARTICLE VI
MANAGEMENT OF THE COMPANY

6.1         Management Authority.

(a)          The business and affairs of the Company shall be managed by or under the direction of a Board of one or more directors (the “Board”) comprised of natural persons having the authority and duties set forth in this Agreement.  Except as otherwise provided in this Agreement and subject to compliance by the Board with any provision of this Agreement, management of the Company shall be vested exclusively in the Board, and the Board shall have full control over the business, assets and affairs of the Company.  The Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes of the Company described herein, including all powers, statutory or otherwise, possessed by managers of a limited liability company under the laws of the State of Delaware.  Each director is hereby designated a “manager” of the Company within the meaning of the Delaware Act.  Except as otherwise required by law, approval of any action by the Board in accordance with this Agreement shall constitute approval of such action by the Company.  Except as otherwise provided in this Agreement, no Member or director shall have the authority to bind the Company.

(b)          Except as otherwise set forth in this Agreement, all matters, including matters concerning (i) Distributions and the return of capital among the Members, including the taxes thereon, and (ii) financial and accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined in good faith by the Board, acting reasonably in accordance with this Agreement.

6.2         Board Composition.

(a)          Number; Appointment.  The number of seats on the Board shall initially be seven (7) and may be increased or decreased from time to time by resolution of the Board; provided, that, for so long as any Member qualifies as a “Nominating Member” pursuant to the terms and subject to the conditions set forth in this Agreement, the number of seats on the Board shall be seven (7).  The Board shall be comprised of the following individuals, each of whom shall be elected and otherwise continue to serve as a director of the Board in accordance with the terms and conditions of this Agreement: (i) one (1) individual designated by the AG Member so long as the AG Member holds a number of Designated Units equal to or greater than the Minimum Threshold; (ii) one (1) individual designated by the BlackRock Member so long as the BlackRock Member holds a number of Designated Units equal to or greater than the Minimum Threshold; (iii) one (1) individual designated by the BSP Member so long as the BSP Member holds a number of Designated Units equal to or greater than the Minimum Threshold; (iv) one (1) individual designated by the Carlyle Member so long as the Carlyle Member holds a number of Designated Units equal to or greater than the Minimum Threshold (each director designated pursuant to clauses (i), (ii), (iii) and (iv), a “Representative Director”); (v) one (1) individual designated by the affirmative vote of equityholders owning a majority of the outstanding Common Units (the “Common Director”), who shall initially be Michael Sicoli as the Chief Executive Officer of the Company; and (vi) a number of individuals necessary to fill the remaining seats of the Board, who shall be Independent Directors (the “General Directors”) and designated by the affirmative vote of equityholders owning a majority of the outstanding Common Units.

(b)          Term.  The individuals elected as the initial General Directors shall, subject to each such individual’s resignation or removal, serve as directors on the Board until the annual meeting of the Members in 2022, and thereafter, shall, subject to each such individual’s resignation or removal, serve from one annual meeting of the Members until the next.  Each of the initial Representative Directors and the initial Common Director shall serve until the removal or resignation of such Representative Director or Common Director, as applicable, in accordance with this Agreement.

(c)          Minimum Thresholds.  If, at any time, any Nominating Member ceases to hold a number of Designated Units equal to or greater than the Minimum Threshold, then the Representative Director designated by such Nominating Member, as applicable, shall be immediately removed from the Board, in each case, without any further action by the Board, and the resulting vacancy shall be filled in accordance with this Agreement.  The number of directors who shall be designated in accordance with Section 6.2(a)(vi) shall be irrevocably increased by one (1) for each designee removed pursuant to the foregoing sentence.

(d)          Assignment of Nominating Member Rights.  A Nominating Member, in such Nominating Member’s sole discretion, shall, in connection with the Transfer of a number of Designated Units at least equal to the Minimum Threshold in accordance with the terms and subject to the conditions of this Agreement, have the right to assign to a Major Transferee each of such Person’s rights under this Section 6.2 corresponding to such Designated Units with respect to the designation of directors of the Board.  If a Nominating Member shall exercise such right, the Nominating Member must explicitly transfer such designation rights to the applicable Major Transferee in addition to delivering written notice thereof to the Company, and the Company shall promptly, but in any event within five (5) Business Days thereafter deliver written notice thereof to all of the other Members.

(e)          Subsidiary Boards.  Each director of the Board shall have the right to serve as a member of the board of directors (or similar governing body) of any Subsidiary of the Company.

(f)          Board Observers.  The Company shall, upon notice from any Member who, together with its Affiliates, holds (i) from the Reorganization Date through the date of such notice at least six percent (6%) of the Designated Units issued and outstanding and (x) less than a number of Designated Units equal to the Minimum Threshold as of the date of such notice, invite a Representative of such Member (a “Board Observer”) to attend the upcoming meeting(s) of the Board, in a non-voting capacity, and give such Board Observer copies of all notices, minutes, consents and other materials, financial or otherwise that the Company provides to its directors in connection with such meeting(s); provided, however, that the Board Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; provided, further, that the Company reserves the right to withhold any information and to exclude such Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting if the Company believes in good faith, upon advice of outside counsel, that such exclusion is reasonably necessary to preserve attorney-client privilege between the Company and its counsel.  The decision of the Company with respect to the privileged or confidential nature of such information shall be final and binding.  If, at any time, such Member, together with its Affiliates, ceases to hold a number of Designated Units equal to or greater than six percent (6%), then such Member shall no longer be entitled to designate a Board Observer and any Board Observer previously designated by such Member shall no longer be entitled to (i) attend meeting(s) of the Board and (ii) receive copies of all notices, minutes, consents and other materials, financial or otherwise that the Company provides to its directors in connection with such meeting(s).

6.3         Meetings of the Board.  The Board may hold meetings, both regular and special, within or outside the State of Delaware.  After the place and time of regular meetings of the Board shall have been determined and at least five (5) days’ notice thereof shall have been once given to each member of the Board, regular meetings may be held without further notice being given.  Special meetings of the Board may be called by the Chairperson of the Board, if any, or such other officer as may be delegated by the Board and shall be called by the Chairperson of the Board, if any, or such other officer on the written request of two (2) directors.  Notice of special meetings of the Board shall be given to each director at least forty-eight (48) hours before the date of the meeting in such manner as is determined by the Board.

6.4         Quorum; Acts of the Board.  (a) A quorum for the transaction of business by the Board shall require the presence of (i) a majority of the directors of the Board and (ii) on a first call for any meeting of the Board, all of the Representative Directors; provided, that if no quorum exists on such first call as a result of one or more Representative Directors not being present (each, an “Absent Representative Director”), then the presence of such Absent Representative Director(s) shall not be required for purposes of determining whether a quorum is present on a second call for the meeting (following at least 24 hours’ advance notice to each director); and (b) the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.  If a quorum cannot be met, then the meeting may be adjourned and rescheduled for a later date.  At the adjourned meeting, the Board may transact any business which might have been transacted at the original meeting.  Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all members of the Board or committee consent thereto in writing or by electronic transmission.  After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

6.5         Electronic Communications.  Directors may participate in meetings of the Board, or any committee, by means of telephone conference or other communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.  If all the participants are participating by telephone conference or other communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

6.6         Committees of the Board.  Promptly following the Reorganization Date, the Board shall establish an audit committee, a nominating and corporate governance committee and a compensation committee.  The Board may designate one or more other committees.  Each committee shall consist of one (1) or more of the directors of the Company; provided, that each Representative Director shall have the right to serve on any committee of the Board.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any such committee shall act in any manner or capacity only to the extent authorized by the Board.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

6.7         Compensation of Directors; Expenses.  The compensation committee of the Board shall have the authority to fix the compensation of the directors for their services; provided, however, that (a) the compensation of the Initial Directors shall be determined in the first instance by the Nominating Members holding at least a majority of the Common Units held by all Nominating Members collectively and (b) a Representative Director that is employed by its applicable Nominating Member shall not be entitled to any compensation for his or her service as a director.  Each director of the Board and Board Observer shall be entitled to reimbursement from the Company for his or her reasonable and documented out-of-pocket expenses (including travel) incurred in attending any meeting of the Board or any committee thereof, pursuant to the Company’s applicable policies.  A director may also serve the Company in other capacities and receive compensation therefor.

6.8         Removal of Directors.  Unless otherwise restricted by law and subject to Section 6.2, any director or the entire Board may be removed, with or without cause, at any time by the affirmative vote of Members holding a majority of the total voting power of the outstanding Common Units; provided, however, that (i) no Representative Director may be removed unless his or her Nominating Member shall have first provided written notice to the Board at least one (1) Business Day prior to the effectiveness of such removal, and (ii) any Representative Director as to which a Nominating Member shall have provided such written notice shall be removed.

6.9         Resignations.  Any director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chief Executive Officer or the Secretary.  The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Board, the Chief Executive Officer or the Secretary, as the case may be.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6.10       Newly Created Management Positions and Vacancies.  Unless otherwise restricted by law and subject to Section 6.2, any newly created director position or any vacancy occurring in the Board for any cause may be filled by the affirmative vote of Members holding a majority of the total voting power of the outstanding Common Units, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal; provided, however, that any vacancy in a Representative Director position shall be filled only by the relevant Nominating Member, subject to the provisos set forth in Section 6.2.

6.11       Directors as Agents.  To the extent of their powers set forth in this Agreement the directors are agents of the Company for the purpose of the Company’s business, and the actions of the directors taken in accordance with such powers set forth in this Agreement shall bind the Company.

6.12       Officers.

(a)          Number.  The officers of the Company (each, an “Officer”) shall be chosen by the Board and shall consist of at least a Chief Executive Officer, a Treasurer and a Secretary.  The Board may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.  Any number of offices may be held by the same person.  The Board may appoint such other Officers and agents as it shall deem necessary or advisable.  The Board may delegate to any Officer the power to appoint, remove and prescribe the duties of any other Officer provided for in this Section.

(b)          Election, Term of Office and Qualifications.  The Officers shall be appointed by the Board for such term as shall be determined from time to time.  Each Officer shall hold office until a successor shall have been duly chosen and qualified or until such Officer’s earlier death, disqualification, resignation or removal.  The initial Officers shall be elected at the first meeting of the Board; provided, that, notwithstanding anything herein to the contrary, the initial Chief Executive Officer shall be Michael Sicoli.  Any number of offices may be held by the same person.

(c)          Removal.  Any Officer may be removed, for or without cause, at any time by the Board.

(d)          Resignations.  Any Officer may resign at any time by giving written notice of his or her resignation to the Board or the Secretary of the Company.  Any such resignation shall take effect at the time specified therein, or, if the time is not specified, upon receipt thereof by the Board, the Chief Executive Officer or the Secretary, as the case may be.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(e)          Vacancies.  A vacancy in any office for any reason shall be filled by the Board for the unexpired portion of the term thereof and until a successor shall have been duly chosen and qualified, or until such Officer’s earlier death, disqualification, resignation or removal.

(f)          Chairperson.  The Chairperson of the Board shall be a member of the Board and shall preside at all meetings of the Board and of the Members.  In addition, the Chairperson of the Board shall have such powers and perform such other duties as from time to time may be assigned to him or her by the Board.

(g)          Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the Company.  He or she shall exercise such duties as customarily pertain to the office of chief executive officer, and shall have general and active management of the property, business and affairs of the Company, subject to the supervision and control of the Board.  He or she shall perform such other duties as prescribed from time to time by the Board.  Except as the Board shall otherwise authorize, the Chief Executive Officer shall execute bonds, mortgages and other contracts on behalf of the Company and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

(h)          Vice Presidents.  Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board.

(i)           Secretary and Assistant Secretary.  The Secretary shall be responsible for filing legal documents and maintaining records for the Company.  The Secretary shall attend all meetings of the Board and all meetings of the Members, if any, and record all the proceedings of the meetings of the Company in a book to be kept for that purpose and perform like duties for the standing committees, if any, when required.  The Secretary shall give, or cause to be given, any notice required to be given under this Agreement, including any notice of special meetings of the Board and all meetings of the Members, if any, and shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer, under whose supervision the Secretary shall serve.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(j)           Treasurer and Assistant Treasurer.  The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and to the Board, when so required, an account of all of the Treasurer’s transactions and of the financial condition of the Company.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(k)          Compensation.  The compensation of the Officers shall be fixed from time to time by the Board (subject to any employment agreements that may then be in effect between the Company or any of its Subsidiaries and the relevant Officer).  None of such Officers shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Company.  Nothing contained herein shall preclude any Officer from serving the Company, or any Subsidiary, in any other capacity and receiving such compensation by reason of the fact that he or she is also a director of the Company.

(l)           Company Funds and Checks.  The funds of the Company shall be kept in such depositories as shall from time to time be prescribed by the Board.  All checks or other orders for the payment of money shall be signed by the Chief Executive Officer or the Treasurer or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board.

(m)         Contracts and Other Documents.  The Chief Executive Officer or the Treasurer, or such other officer or officers as may from time to time be authorized by the Board or any other committee given specific authority by the Board during the intervals between the meetings of the Board, shall have power to sign and execute on behalf of the Company deeds, conveyances and contracts, and any and all other documents requiring execution by the Company.

(n)          Delegation of Duties.  In the absence, disability or refusal of any Officer to exercise and perform his or her duties, the Board may delegate to another Officer such powers or duties.

(o)          Officers as Agents.  The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business, and the actions of the Officers taken in accordance with such powers shall bind the Company.

6.13       Waiver of Fiduciary Duties.  This Agreement is not intended to, and does not, create or impose any implied duty (including, without limitation, any fiduciary duty and, for purposes of clarity, any prohibition on usurping opportunities of the Company) otherwise existing at law or in equity on any of Representative Director, any Member or any affiliate, officer, director, employee or agent of any of the foregoing (each of the foregoing, a “Responsible Party”).  To the fullest extent permitted by applicable law, and notwithstanding any duty otherwise existing at law or in equity, each of the Company, the directors, the Members, and any other person or entity that is a party to or is otherwise bound by this Agreement (including, without limitation, (a) the Company in its capacity as a debtor or debtor in possession in a bankruptcy case commenced under 11 U.S.C. (a “Bankruptcy Case”), (b) any successor to the Company in a Bankruptcy Case or otherwise, including, without limitation, a trustee, a litigation trust or estate representative, including, without limitation, a representative under 11 U.S.C. Section 1023(a)(5), and (c) any creditor or committee of creditors or equity holders seeking or obtaining standing to assert claims of the estate in a Bankruptcy Case) (each of the foregoing, a “Bound Party”) hereby expressly waives all fiduciary duties and, for purposes of clarity, any prohibition on usurping opportunities of the Company or limitation with respect to an Excluded Opportunity, that absent such waiver, may be implied at law or in equity or otherwise owed to a Bound Party, and in doing so, recognizes, acknowledges and agrees that the duties and obligations of the Responsible Parties are only as expressly set forth in this Agreement.

6.14       No Liability to Company or Members.  To the extent permitted by applicable law, none of the directors nor any of the Company’s direct or indirect owners, managers, members, partners, directors, officers, employees, agents or any of their respective Affiliates shall be liable to any Member or the Company for (a) any action taken or failure to act as a director, or on behalf of the Board, with respect to the Company unless such action taken or failure to act is a willful violation of a material law or a willful violation of the material provisions of this Agreement and/or is actually fraudulent, grossly negligent or willfully malfeasant, (b) any action or inaction arising from reliance made in good faith upon the opinion or advice as to legal matters of legal counsel or as to accounting matters of accountants selected by any of them with reasonable care, in the absence of actual fraud or willful misconduct, or (c) the action or inaction of any agent, contractor or consultant selected and monitored by any of them with reasonable care, in the absence of actual fraud or willful misconduct.

6.15       Delegation of Authority.  Subject to compliance by the Board with any provision of this Agreement, the Board may, from time to time, delegate in writing to any Person such authority and powers to act on behalf of the Company as it shall deem advisable in its sole and absolute discretion.  Subject to any rights of a Member pursuant to this Agreement, any delegation pursuant to this Section 6.15 may be revoked at any time and for any reason or no reason by the Board.

6.16       Performance of Duties; Liability of Directors and Officers; Opportunities.

(a)          In performing its, his or her duties, the Board and each director shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company and its Subsidiaries or any facts pertinent to the existence and amount of assets from which Distributions to Members might properly be made), of the following other Persons or groups: (i) one or more officers or employees of the Company or any of the Company’s Subsidiaries, (ii) any attorney, independent accountant or other Person employed or engaged by the Company or any of its Subsidiaries, or (iii) any other Person who has been selected with reasonable care by or on behalf of the Company or any of its Subsidiaries, in each case, as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence.

(b)          No individual who is a manager, director, an officer, employee, member or direct or indirect owner of a Member, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise solely by reason of being a manager, director, officer, employee, member or direct or indirect owner of a Member or any combination of the foregoing.

(c)          No director, and no manager, director, officer, employee, member or direct or indirect owner of a Member, shall be liable to the Company or any Member for any act or omission, including any mistake of fact or error in judgment taken, suffered or made by such Person in good faith and with the belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Person, provided, that such act or omission does not constitute actual fraud, willful misconduct, or gross negligence (as defined under Delaware law) in the conduct of such Person’s office.  The provisions of this Agreement, to the extent that such provisions expand, restrict or eliminate the duties and liabilities of any Person otherwise existing at law or in equity to the Company or the Members, are agreed by the Company and the Members to modify to that extent such duties and liabilities of such Person.

(d)          Except as set forth in Section 6.18, each Member expressly acknowledges and agrees that, notwithstanding any duty otherwise existing at law or in equity: (i) each Member holding Common Units and each of their respective Affiliates, has the right to, and shall have no duty (contractual, fiduciary or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Company and its Subsidiaries, including those deemed to be competing with the Company and its Subsidiaries; and (ii) in the event that a Member holding Common Units or its Affiliates acquire knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or its Subsidiaries or any Member, or their respective Affiliates, neither such Member nor any of its Affiliates shall have any duty (contractual, fiduciary or otherwise) to communicate or present such corporate opportunity to the Company or its Subsidiaries or any other Member, as the case may be, nor shall such Member or any of its Affiliates be liable to the Company or its Subsidiaries or any other Member or any of their respective Affiliates by reason of the fact that such Member or any of its Affiliates, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company or its Subsidiaries or any other Member.

6.17       Indemnification.

(a)          Third Party Actions, Suits and Proceedings.  To the fullest extent permitted by law, the Company shall indemnify each Member, director and each officer, manager and director of the Company and its Subsidiaries and any other Person who was or is made a party or is threatened to be made a party to or is involved in or participates as a witness with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a director, a manager or an officer of the Company, or is or was serving at the request of the Company as a manager, director, officer, fiduciary or agent of a Subsidiary of the Company or of any other partnership, corporation, limited liability company, joint venture, trust or other enterprise (each a “Proceeding”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such Proceeding if (i) such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, (ii) such Person’s actions do not constitute actual fraud, willful misconduct, gross negligence (as defined under Delaware law) or a breach of such Person’s duty of loyalty and (iii) with respect to any criminal Proceeding, such Person had no reasonable cause to believe such Person’s conduct was unlawful.

(b)          Actions by the Company.  To the fullest extent permitted by law, the Company shall indemnify any Member, director and each officer, manager and director of the Company and its Subsidiaries and any other Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Person, or a Person of whom he or she is the legal representative, is or was a director, a manager or an officer of the Company or its Subsidiaries, or is or was serving at the request of the Company as a manager or director, officer, fiduciary or agent of a Subsidiary of the Company or of any other partnership, corporation, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of the Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)          Rights Non-Exclusive.  The rights to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 6.17 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Agreement, any other agreement or otherwise.

(d)          Insurance.  Unless otherwise determined by the Board, the Company shall maintain insurance, at its expense, on its own behalf and on behalf of any person who is or was at any time after the Reorganization Date a manager, director, officer, fiduciary or agent of the Company or any of its Subsidiaries against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under this Section 6.17.

(e)          Priority.

(i)          The Company and the Members hereby agree that the obligation of the Company under this Section 6.17 (such obligations, the “Company Indemnification Obligations”) to indemnify or advance expenses to any Person for the matters covered hereby shall be the primary source of indemnification and advancement of such Person in connection therewith and any obligation on the part of a Member or any of its Affiliates (an “Upstream Indemnifying Party”) with respect thereto (such obligation, a “Member Indemnification Agreement”) shall be secondary to the Company Indemnification Obligations.  In the event that the Company fails to indemnify any Person as required or contemplated by this Agreement (such amounts, the “Unpaid Indemnity Amounts”) and an Upstream Indemnifying Party makes any payment to such Person in respect of indemnification or advancement of expenses under any Member Indemnification Agreement on account of such Unpaid Indemnity Amounts, such Upstream Indemnifying Party shall be subrogated to the rights of such Person under this Article VI or any similar arrangement or agreement for indemnification or advancement of expenses by the Company or the Company’s Subsidiaries (a “Company Indemnification Agreement”).

(ii)         The Company hereby agrees that, to the fullest extent permitted by applicable law, its obligation to indemnify a Person under this Article VI or any Company Indemnification Agreement shall include any amounts expended by an Upstream Indemnifying Party under any Member Indemnification Agreement in respect of indemnification or advancement of expenses to any Person in connection with a Proceeding involving his or her service as a director, manager or officer of the Company, or manager, director, officer, fiduciary or agent of the Company or any of its Subsidiaries.

(iii)        The right to indemnification and payment of expenses conferred in this Article VI shall not be exclusive of any other right that a director or officer of the Company, or manager, director, officer, fiduciary or agent of the Company or any of its Subsidiaries may have or hereafter acquire under any law (common or statutory) or provision of this Agreement or otherwise.

(iv)        The indemnification and other rights described in this Section 6.17 are for the benefit of, and shall be enforceable by, the Persons identified in this Section acting in the capacities described therein and not in any other capacity.

(f)           Expenses.  Expenses incurred by any Person described in Section 6.17(a) in defending a Proceeding shall be paid by the Company periodically upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.  Such expenses incurred by employees or agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

(g)          Employees and Agents.  Persons who are not covered by the foregoing provisions of this Section 6.17 and who are or were Members, employees or agents of the Company, or who are or were serving at the request of the Company as employees or agents of a Subsidiary of the Company or of any other limited liability company, corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board.

(h)          Contract Rights.  The provisions of this Section 6.17 shall be deemed to be a contract right between the Company and each Member and each director and officer of the Company, or manager, director, officer, fiduciary or agent of the Company or any of its Subsidiaries who serves in any such capacity at any time while this Section 6.17 and the relevant provisions of the Delaware Act or other applicable law are in effect, and any repeal or modification of this Section 6.17 or any such law shall not affect any rights or obligations then existing with respect to any state of facts or Proceeding then existing.  The indemnification and other rights provided for in this Section 6.17 shall inure to the benefit of the heirs, executors and administrators of any Person entitled to such indemnification.  The Company shall not be required to indemnify any Person in connection with any Proceeding initiated by or on behalf of such Person, unless otherwise determined by the Board.  It is the express intention of the parties hereto that the provisions of this Article VI for the indemnification and exculpation of Persons covered thereunder (“Covered Persons”) may be relied upon by such Covered Persons and may be enforced by such Covered Persons (or by the Board on behalf of any such Covered Person; provided, that the Board shall not have any obligation to so act for or on behalf of any such Covered Person) against the Company pursuant to this Agreement or a separate indemnification agreement, as if such Covered Persons were parties hereto.  A Covered Person shall give the Company prompt written notice upon being notified of a pending or threatened Proceeding.

(i)           Merger or Consolidation; Other Enterprises.  For purposes of this Section 6.17, references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its managers, directors, officers or agents, so that any Person who is or was a manager, director, officer or agent of such constituent company, or is or was serving at the request of such constituent company as a manager, director, officer or agent of another company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 6.17 with respect to the resulting or surviving company as he or she would have with respect to such constituent company if its separate existence had continued.  For purposes of this Section 6.17, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a Person with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a manager, director, officer or agent of the Company that imposes duties on, or involves services by, such manager, director, officer or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 6.17.

(j)           No Member Recourse.  Anything herein to the contrary notwithstanding, any indemnity by the Company relating to the matters covered in this Section 6.17 shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision of a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.

6.18       Corporate Opportunities.

(a)          Notwithstanding anything contained in Section 6.16(d), no executive director or officer of the Company of any of its Subsidiaries shall be permitted to participate in any corporate opportunity that could reasonably be expected to benefit the Company or any of its Subsidiaries based on their respective then-current business plans without first presenting, or offering the opportunity to participate in, such corporate opportunity to the Company or such Subsidiary, as applicable.  The Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company or any of its Subsidiaries in, or in being offered an opportunity to participate in, an Excluded Opportunity.  An “Excluded Opportunity” is any matter, transaction or interest that is presented to, acquired, created or developed by, or which otherwise comes into the possession of, any non-executive director of the Company who is not an employee of the Company or any of its Subsidiaries, unless, in each case, such matter, transaction or interest is presented to, acquired, created or developed by, or otherwise comes into the possession of any such non-executive director expressly and solely in connection with his or her capacity as a non-executive director of the Company and such matter, transaction or interest could reasonably be anticipated to benefit the Company or any of its Subsidiaries based on the then-current business plan of the Company.  For the avoidance of doubt, in no event shall any Member or any partner, member, director, stockholder, employee or agent of any such Member, other than someone who is a director or an employee of the Company or any of its Subsidiaries be prohibited or otherwise restricted from undertaking a potential corporate opportunity.

(b)          In addition to and notwithstanding the foregoing provisions of this Section 6.18, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company or any of its Subsidiaries if it is a business opportunity that (i) the Company and its Subsidiaries are neither financially or legally able, nor contractually permitted, to undertake, (ii) from its nature, is not in the line of the Company’s or its Subsidiaries’ business or is of no practical advantage to the Company or its Subsidiaries or (iii) is one in which the Company and its Subsidiaries have no interest or reasonable expectancy.

(c)          None of the amendment, alteration, change or repeal of this Section 6.18, nor the adoption of any provision of this Agreement inconsistent with this Section 6.18, shall eliminate or reduce the effect of this Section 6.18 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 6.18, would accrue or arise, prior to such amendment, alteration, change, repeal or adoption.

(d)          To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any Units shall be deemed to have notice of and to have consented to the provisions of this Section 6.18.

ARTICLE VII
TAX MATTERS

7.1         Tax Elections.  The Company is intended to be classified as a corporation for U.S. federal income and all applicable U.S. state and local tax purposes.  Consistent with such intent, the Company is authorized (without requiring a resolution of the Board) to make such filings and elections as may be required to cause it to be classified as a corporation for such purposes effective as of the date of formation.  The Company shall execute and file a U.S. Internal Revenue Service Form 8832 electing to classify the Company as a corporation for U.S. federal income tax purposes pursuant to U.S. Treasury Regulations Section 301.7701-3(c).  The Company shall not subsequently elect to change such classification.  No person shall take any action inconsistent with such classification.  Each Member acknowledges and agrees that the Company will be classified as a corporation for U.S. federal income and all applicable U.S. state and local tax purposes, and agrees to cooperate in effecting such election.

7.2         Fiscal Year; Taxable Year.  Each of the Fiscal Year and the taxable year of the Company shall end on December 31 of each calendar year unless the Board shall determine otherwise in compliance with applicable laws.

ARTICLE VIII
TRANSFER OF UNITS; SUBSTITUTE MEMBERS

8.1         Transfer Restrictions.

(a)          Each Member agrees that it shall not, directly or indirectly, whether by merger, consolidation, division or otherwise, and whether by or through one or more Affiliates, Transfer any of its Units except (i) in compliance with the Securities Act, (ii) in compliance with any other applicable securities or “blue sky” laws, (iii) in accordance with the terms and conditions of this Agreement, (iv) to an Affiliate of such Member or to an unaffiliated, third-party transferee which, unless otherwise approved by the Board, as of the expected date of such Transfer, (A) does not own ten percent (10%) or more of the outstanding equity interests of any Person engaged in the Business, (B) is not reasonably likely to own ten percent (10%) or more of the outstanding equity interests of any Person engaged in the Business within the next twelve (12) months, (C) is not a director, officer or employee of any Person engaged in the Business and (D) is not a Person engaged in the Business, or an Affiliate thereof, and such transferee must provide a certification to the effect that it satisfies the requirements set forth in this clause (iv) prior to any such potential Transfer, and (v) with a joinder agreement in form satisfactory to the Board executed and delivered by the transferee to the extent such transferee is not already a Member (the transferee of any such Transfer being an “Approved Transferee”); provided, however, that Transfers pursuant to a Drag-Along Sale in accordance with Section 8.4 hereof shall not be subject to the restrictions in the foregoing clause (iv); provided, further, that with respect to a Transfer to an unaffiliated third party transferee, the transferring Member shall have complied with Section 8.2 and Section 8.3.  The Company shall update Schedule of Members and Schedule of Units attached hereto from time to time to reflect (1) any additional Members that are Approved Transferees or new Members that become party hereto in accordance with this Agreement’s terms, (2) the removal of any Persons who are no longer Members and (3) any changes in any Member’s address.

(b)          In no event may any Transfer of Units by any Member be made if such Transfer could, or could reasonably be expected to, cause the Company to, after giving effect to the exercise, conversion or exchange of all securities convertible into, or exercisable or exchangeable for, Units, register the Units under Section 12(g) of the Exchange Act, or otherwise be subject to the reporting obligations under Section 15(d) of the Exchange Act.

(c)          Any attempt to Transfer any Units not in compliance with this Agreement shall be null and void ab initio, and the Company shall not give any effect in the Schedule of Members or Schedule of Units to such attempted Transfer.  Nothing in this Section 8.1 shall limit any restrictions on Transfer contained in any other contract by and among the Company and any of the Members, or by and among any of the Members.

(d)          Each Member who is an individual shall cause his or her spouse to execute a spousal consent to this Agreement in the form attached hereto as Exhibit A hereto.

(e)          Certain Prohibited Transfers.

(i)          Any attempted Transfer of Company Securities prior to the Restriction Release Date, or any attempted Transfer of Company Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio insofar as it purports to transfer ownership or rights in respect of such Company Securities to the purported transferee of a Prohibited Transfer (a “Purported Transferee”) (a) if the transferor is a Substantial Member or such Transfer results in a decrease in the Percentage Equity Ownership of any Substantial Member or (b) to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person (including any group of Persons) shall become a Substantial Member other than by reason of Treasury Regulation section 1.382-2T(j)(3) or any successor to such regulation or (ii) the Percentage Equity Ownership interest of any Substantial Member shall be increased.  Nothing in this Section 8.1 shall preclude the settlement of any transaction with respect to the Company Securities entered into through the facilities of a national securities exchange; provided, however, that the Company Securities and parties involved in such transaction shall remain subject to the provisions of this Section 8.1 in respect of such transaction.  Unless a transferor that is not a Substantial Member at the time of the Transfer has actual knowledge that a Transfer by it is prohibited by this Section 8.1, (1) such transferor shall have no liability to the Company in respect of any losses or damages suffered by the Company as a result of such Transfer and the Company shall have no cause of action or rights against such transferor in respect of such losses or damages, and (2) such transferor shall have no liability to the respective transferee in respect of any losses or damages suffered by such transferee by virtue of the operation of this Section 8.1.

(ii)         The restrictions set forth in Section 8.1(e)(i) shall not apply to an attempted Transfer (i) if the transferor or the transferee obtains the prior written approval of the Board or a duly authorized committee thereof in accordance with Section 8.1(e)(iii) below, (ii) if such Transfer is made as part of: (A) certain transactions approved by the Board, including, but not limited to, a merger or consolidation in which all Members receive, or are offered the same opportunity to receive, cash or other consideration for all Units, and upon the consummation of which the acquirer will own at least a majority of the outstanding Units, (B) a tender or exchange offer by the Company to purchase Company Securities, (C) a purchase program effected by the Company on the open market and not the result of a privately negotiated transaction, or (D) any optional or required redemption by the Company of a Company Security pursuant to the terms of such security or (iii) if the Transfer is solely of Common Units received by the transferor in connection with the Plan, who is, and on the Reorganization Date was, a Substantial Member, and the transferee immediately prior to such Transfer either (A) is already a Substantial Member, (B) has a Percentage Equity Ownership of zero, or (C) is not a Substantial Member and has a Percentage Equity Ownership with respect to the Common Units that is at its lowest point, but not zero, at any time during the shorter of (x) the period from and after the Reorganization Date until such Transfer and (y) the three (3) year period prior to such Transfer.  Notwithstanding the foregoing, the exceptions set forth above in clauses (ii) and (iii) of this Section 8.1(e)(ii) shall not apply to any exercise of the Warrants.

(iii)        The restrictions contained in this Section 8.1(e) are for the purposes of reducing the risk that any “ownership change” (as defined in section 382 of the Code) with respect to the Company may limit the Company’s ability to utilize its Tax Benefits.  In connection therewith, and to provide for effective policing of these provisions, any Person who desires to effect an otherwise Prohibited Transfer (a “Requesting Person”) shall, prior to the date of such transaction for which the Requesting Person seeks authorization (the “Proposed Transaction”), request in writing (a “Request”) that the Board review the Proposed Transaction and authorize or not authorize the Proposed Transaction in accordance with this Section 8.1(e)(iii).  A Request shall be mailed or delivered to the Secretary of the Company at the Company’s principal place of business.  Such Request shall be deemed to have been received by the Company when actually received by the Company.  A Request shall include: (i) the name, address and telephone number of the Requesting Person; (ii) the number and Percentage Equity Ownership of Company Securities (by type) then beneficially owned by the Requesting Person; (iii) a reasonably detailed description of the Proposed Transaction or Proposed Transactions for which the Requesting Person seeks authorization; and (iv) a request that the Board authorize the Proposed Transaction pursuant to this Section 8.1(e)(iii).  The Board shall endeavor to respond to each Request within twenty (20) business days of receiving such Request; provided, however, that the failure of the Board to respond during such twenty (20) business day period shall not be deemed to be a consent to the Transfer.  The Board shall authorize a Proposed Transaction unless the Board determines in good faith that the Proposed Transaction, considered alone or with other transactions (including, without limitation, past transactions or contemplated transactions), would create a material risk that the Company’s Tax Benefits may be jeopardized.  Any determination by the Board not to authorize a Proposed Transaction shall cause such Proposed Transaction to be deemed a Prohibited Transfer.  The Board may impose any conditions that it deems reasonable and appropriate in connection with authorizing any Proposed Transaction.  In addition, the Board may require an affidavit or representations from such Requesting Person or opinions of counsel to be rendered by counsel selected by the Requesting Person (and reasonably acceptable to the Board), in each case, as to such matters as the Board may reasonably determine with respect to the preservation of the Tax Benefits.  Any Requesting Person who makes a Request to the Board shall, unless such obligation is waived by the Board, reimburse the Company, within thirty (30) days of demand therefor, for all reasonable and documented out-of-pocket costs and expenses incurred by the Company with respect to any Proposed Transaction, including, without limitation, the Company’s reasonable costs and expenses incurred in determining whether to authorize the Proposed Transaction, which costs may include, but are not limited to, any expenses of counsel and/or tax advisors engaged by the Board to advise the Board or deliver an opinion thereto.  The Board may require, as a condition to its consideration of a Request, that the Requesting Person execute an agreement in form and substance satisfactory to the Company providing for the reimbursement of such costs and expenses.  Any authorization of the Board hereunder may be given prospectively or retroactively.

(iv)        Notwithstanding the foregoing, the Board may determine that the restrictions set forth in Section 8.1(e)(i) shall not apply to any particular transaction or transactions, whether or not a request has been made to the Board, including a Request pursuant to Section 8.1(e)(iii), subject to any conditions that it deems reasonable and appropriate in connection therewith.  Any determination of the Board hereunder may be made prospectively or retroactively.

(v)         The Board, to the fullest extent permitted by law, may exercise the authority granted by this Section 8.1(e) through duly authorized officers or agents of the Company.  Nothing in this Section 8.1(e) shall be construed to limit or restrict the Board in the exercise of its fiduciary duties under applicable law.  The Board may require that any certificates representing Company Securities issued prior to the Restriction Release Date shall contain a conspicuous legend in substantially the following form, evidencing the restrictions set forth in this Section 8.1(e):

THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, AS THE SAME MAY BE AMENDED AND RESTATED FROM TIME TO TIME (THE “OPERATING AGREEMENT”), CONTAINS CERTAIN RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE OPERATING AGREEMENT) OF COMPANY SECURITIES (AS DEFINED IN THE OPERATING AGREEMENT) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF THE COMPANY IF SUCH TRANSFER MAY AFFECT THE PERCENTAGE OF STOCK OF THE COMPANY (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) THAT IS TREATED AS OWNED BY A “SUBSTANTIAL MEMBER” (AS DEFINED IN THE OPERATING AGREEMENT).  A COMPLETE AND CORRECT COPY OF THE OPERATING AGREEMENT SHALL BE FURNISHED FREE OF CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(vi)        The Company shall have the power to make appropriate notations upon its transfer records and to instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this Section 8.1(e) for any uncertificated Company Securities or Company Securities held in an indirect holding system, and the Company shall provide notice of the restrictions on transfer and ownership to holders of uncertificated Units in accordance with applicable law.

(f)          Treatment of Excess Securities.

(i)          No officer, employee or agent of the Company shall record any Prohibited Transfer, and the Purported Transferee shall not be recognized as a Member for any purpose whatsoever in respect of the Excess Securities.  Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of Members, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any.  Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Company Securities shall cease to be Excess Securities.  For this purpose, any transfer of Excess Securities not in accordance with the provisions of this Section 8.1(f) shall also be a Prohibited Transfer.

(ii)         If the Board determines that a Transfer of Company Securities constitutes a Prohibited Transfer pursuant to Section 8.1(e), then, upon written demand by the Company, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to the Agent.  The Agent shall thereupon sell to a buyer or buyers, which may include the Company, the Excess Securities transferred to it in one or more arms’ length transactions (over the NASDAQ Stock Market or other national securities exchange on which the Company Securities may be traded, if possible, or otherwise privately); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Company Securities or otherwise would adversely affect the value of the Company Securities.  If the Purported Transferee has resold the Excess Securities before receiving the Company’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Company grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 8.1(f)(iv) if the Agent rather than the Purported Transferee had resold the Excess Securities.

(iii)        If the Board determines that a Transfer of Company Securities constitutes a Prohibited Transfer pursuant to Section 8.1(e), the purported transferor of such Prohibited Transfer (the “Purported Transferor”) shall, upon written demand by the Company, deliver to the Agent the sales proceeds from the Prohibited Transfer (in the form received, i.e., whether in cash or other property), and the Agent shall thereupon sell any noncash consideration to a buyer or buyers in one or more arms’ length transactions (including over a national securities exchange, if possible).  If the Purported Transferee is determinable (other than with respect to a transaction entered into through the facilities of a national securities exchange) and any Excess Securities have not been resold, the Agent (after deducting amounts necessary to cover its costs and expenses incurred in connection with its duties hereunder) shall, to the extent possible, return the Excess Securities and Prohibited Distributions to the Purported Transferor, and shall reimburse the Purported Transferee from the sales proceeds received from the Purported Transferor (or the proceeds from the disposition of any non-cash consideration) for the cost of any Excess Securities.  If the Purported Transferee is not determinable, or to the extent the Excess Securities have been resold and thus cannot be returned to the Purported Transferor, the Agent (after deducting amounts necessary to cover its costs and expenses incurred in connection with its duties hereunder) shall use the proceeds to acquire on behalf of the Purported Transferor, in one or more arms’ length transactions (including over a national securities exchange on which the Company Securities may be traded, if possible, or otherwise privately), an equal amount of Company Securities in replacement of the Excess Securities sold; provided, however, that, to the extent the amount of proceeds is not sufficient to fund the purchase price of such Company Securities and the Agent’s costs and expenses, the Purported Transferor shall promptly fund such amounts upon demand by the Agent.  Any remaining amounts held by the Agent shall be paid in accordance with Section 8.1(f)(iv)(C).

(iv)        The Agent shall apply any proceeds or any other amounts received by it in accordance with Section 8.1(f)(ii) as follows: (A) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or in the case of any Prohibited Transfer by gift, devise or inheritance or any other Prohibited Transfer without consideration, the fair market value, (x) calculated on the basis of the closing market price for the Company Securities on the day before the Prohibited Transfer, (y) if the Company Securities are not listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, calculated based upon the average of the highest bid and lowest asked prices, as such prices are reported by the relevant inter-dealer quotation service or any successor system on the day before the Prohibited Transfer or, if none, on the last preceding day for which such quotations exist, or (z) if the Company Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then as determined in good faith by the Board); and (C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board; provided, however, that if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a 4.98% or greater Percentage Equity Ownership in any class of Company Securities, then any such remaining amounts to the extent attributable to the disposition of the portion of such Excess Securities exceeding a 4.98% Percentage Equity Ownership interest in such class shall be paid to two or more organizations qualifying under section 501(c)(3) of the Code selected by the Board, such that no organization qualifying under section 501(c)(3) of the Code shall be deemed to possess a Percentage Equity Ownership in excess of 4.98%.  The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (B) above.  In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 8.1(f) inure to the benefit of the Company.

(v)         In the event of any Transfer that does not involve a transfer of securities of the Company within the meaning of Delaware law (collectively, “Securities,” and each individually, a “Security”) but which would cause a Substantial Member to violate a restriction on Transfers provided for in Section 8.1(e), the application of Sections 8.1(f)(ii), 8.1(f)(iii), and 8.1(f)(iv) shall be modified as described in this Section 8.1(f)(v).  In such case, no such Substantial Member shall be required to dispose of any interest that is not a Security, but such Substantial Member and/or any Person whose ownership of Securities is attributed to such Substantial Member shall (i) in the case of Section 8.1(f)(ii), be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Substantial Member, following such disposition, not to be in violation of this Section 8.1, and (ii) in the case of Section 8.1(f)(iii), follow the process as reasonably determined by the Board to cause such Substantial Member to remedy or mitigate its violation of Section 8.1(e).  Such disposition or process shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and in the case of clause (i) in the preceding sentence, such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 8.1(f)(ii) and 8.1(f)(iv), except that the maximum aggregate amount payable either to such Substantial Member, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities, as determined in good faith by the Board, at the time of the purported Transfer.  All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Substantial Member or such other Person.  The purpose of this Section 8.1(f)(v) is to extend the restrictions in Sections 8.1(e), 8.1(f)(ii), and 8.1(f)(iii) to situations in which there is a Prohibited Transfer without a direct Transfer of Securities, and this Section 8.1(f)(v), along with the other provisions of this Section 8.1, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Company Securities.

(vi)        If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Company makes a written demand pursuant to Sections 8.1(f)(ii) or 8.1(f)(iii), then the Company shall use its best efforts to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender.  Nothing in this Section 8.1(f)(vi) shall (i) be deemed to be inconsistent with any Transfer of the Excess Securities provided in this Section 8.1 to be void ab initio, or (ii) preclude the Company in its discretion from immediately bringing legal proceedings without a prior demand.  The Board may authorize such additional actions as it deems advisable to give effect to the provisions of this Section 8.1.

(vii)       The Company shall make the written demand described in Sections 8.1(f)(ii) or 8.1(f)(iii), as applicable, within thirty (30) days of the date on which the Board determines that the attempted Transfer would result in Excess Securities.  The failure by the Company to act within the time periods set forth in Section 8.1(f) shall constitute a waiver of any rights of the Company described in clauses (ii) through (vi) of this Section 8.1(f).

(viii)      For the avoidance of doubt, any Transfer permitted by Section 8.1(e) and this Section 8.1(f) shall be subject to the provisions of Sections 8.1(a) – (c).

(g)          Obligation to Provide Information.  At the request of the Company, any Person that is a beneficial, legal or record holder of Company Securities, and any proposed transferor or transferee and any Person controlling, controlled by or under common control with the proposed transferor or transferee, shall provide such information as the Company may reasonably request as may be necessary from time to time in order to determine compliance with this Section 8.1.

(h)          Board Authority.

(i)          The Board shall have the power to interpret or determine in its sole discretion all matters necessary for assessing compliance with this Section 8.1, including, without limitation, (i) the identification of Substantial Members, (ii) whether a Transfer is a Prohibited Transfer, (iii) whether to exempt a Transfer, (iv) the Percentage Equity Ownership of any Substantial Member, (v) whether an instrument constitutes a Company Security, (vi) the amount (or fair market value) due to a Purported Transferee pursuant to clause (B) of Section 8.1(f)(iv), and (vii) any other matters which the Board determines to be relevant; and the good faith determination of the Board on such matters shall be conclusive and binding for all the purposes of this Section 8.1.

(ii)         In addition, the Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind this Agreement or any regulations and procedures of the Company not inconsistent with the provisions of this Section 8.1 for purposes of determining whether any Transfer of Company Securities would jeopardize the Company’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Section 8.1.

(iii)        Nothing contained in this Section 8.1 shall limit the authority of the Board to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Company and its Members in preserving the Tax Benefits.  Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board may, by adopting a written resolution, (i) modify the ownership interest percentage in the Company or the Persons covered by this Section 8.1, (ii) modify the definitions of any terms set forth in this Section 8.1 or (iii) modify the terms of this Section 8.1 as appropriate, in each case, in order to prevent an ownership change for purposes of section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board shall not cause there to be such modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits.  The Members shall be notified of such determination through such method of notice as the Secretary of the Company shall deem appropriate.

(iv)        In the case of an ambiguity in the application of any of the provisions of this Section 8.1, including any definition used herein, the Board shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.  In the event this Section 8.1 requires an action by the Board but fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Section 8.1. All such actions, calculations, interpretations and determinations that are done or made by the Board in good faith shall be conclusive and binding on the Company, the Agent, and all other parties for all other purposes of this Section 8.1. The Board may delegate all or any portion of its duties and powers under this Section 8.1 to a committee of the Board as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Section 8.1 through duly authorized officers or agents of the Company.  Nothing in this Section 8.1 shall be construed to limit or restrict the Board in the exercise of its fiduciary duties under applicable law.

8.2         Right of First Offer.

(a)          Subject to Sections 8.1 and 8.4, if at any time a Member or Group of Members, in one transaction, or a series of related transactions, proposes to Transfer more than five percent (5%) of the outstanding Units of the Company (calculated on a fully-diluted basis, excluding any Units issued or issuable pursuant to an Equity Incentive Plan) to any Person other than a Permitted Transferee, such Member (the “Offering Member”) shall deliver to each Member, who is in the Majority Investor Group, determined as of such date (collectively, the “ROFO Recipients”), and to the Company written notice (the “Offer Notice”), setting forth such Offering Member’s intention to effect such a Transfer, the number of Units proposed to be Transferred (the “Offered Securities”), the proposed purchase price therefor (the “First Offer Price”), and the other material terms and conditions of the proposed Transfer, and offering the ROFO Recipients the right to purchase the Offered Securities (the “First Offer”) in accordance with the terms set forth in this Section 8.2.

(b)          Subject to Section 8.1(e), each ROFO Recipient shall have the option to purchase, at the First Offer Price and otherwise on the terms and conditions described in the Offer Notice, up to a number of Offered Securities equal to the product of (A) the total number of Offered Securities and (B) a fraction, the numerator of which is the number of Units beneficially owned by such ROFO Recipient as of the applicable Transfer date, and the denominator of which is the total number of Units beneficially owned by all ROFO Recipients as of such date, excluding for purposes of this clause (B), Units issued or issuable to a ROFO Recipient pursuant to an Equity Incentive Plan (such amount of Offered Securities, the “ROFO Portion”).  Each ROFO Recipient shall, within ten (10) Business Days from receipt of the Offer Notice, send irrevocable written notice (a “ROFO Acceptance Notice”) to the Offering Member and the Company indicating whether it has accepted the First Offer and if so, the maximum number of Offered Securities sought to be purchased.  For the avoidance of doubt, a ROFO Recipient shall be deemed to have waived its right to participate in the First Offer if it fails to deliver a ROFO Acceptance Notice within the time period prescribed in this Section 8.2(b).

(c)          If any ROFO Recipient does not accept the First Offer with respect to the entire ROFO Portion such ROFO Recipient is entitled to purchase pursuant to Section 8.2(b) or such ROFO Recipient is not permitted to acquire Offered Securities as a result of the limitations set forth in Section 8.1(e), then the Offering Member shall offer to each ROFO Recipient which elected to purchase the entirety of its respective ROFO Portion to the extent such ROFO Recipient is not so limited by Section 8.1(e), by written notice to each such ROFO Recipient (an “Second Offer Notice”), the right to purchase that percentage of the remaining Offered Securities not so subscribed for (for the purposes of this Section 8.2(c), the “Excess Offered Securities”) determined by dividing (A) the total number of outstanding Units beneficially owned by such ROFO Recipient by (B) the total number of outstanding Units then owned by all fully participating ROFO Recipients who elected to purchase Offered Securities, excluding, in each case, Units issued or issuable to a ROFO Recipient pursuant to an Equity Incentive Plan.  The right of each such ROFO Recipient to purchase the Excess Offered Securities under the immediately preceding sentence shall be exercisable by delivering written notice of the exercise thereof, within five (5) Business Days following the date of the Second Offer Notice, to the Offering Member, which notice shall state the amount of Excess Offered Securities that such ROFO Recipient elects to purchase pursuant to this Section 8.2(c).  The failure of a ROFO Recipient to respond within such five (5) Business Day period shall be deemed to be a waiver of such ROFO Recipient’s rights under this Section 8.2(c); provided, that each ROFO Recipient may waive its rights under this Section 8.2(c) prior to the expiration of such five (5) Business Day period by giving written notice to the Offering Member.

(d)          If following the elections by ROFO Recipients with respect to Excess Offered Securities there remain Offered Securities not accepted by ROFO Recipients, then fully participating ROFO Recipients shall be entitled to purchase remaining Offered Securities in one or more rounds of participation utilizing the procedures set forth in Section 8.2(c) until no Offered Securities are available or the participating ROFO Recipients have failed to elect to purchase all available Offered Securities.

(e)          The Offering Member will be obligated to sell to the ROFO Recipients any Offered Securities which the ROFO Recipients elect to purchase pursuant to this Section 8.2.  If ROFO Recipients, in the aggregate, do not elect to purchase all of the Offered Securities, then, subject to Section 8.3, the Offering Member shall be free for a period of six (6) months from the date ROFO Acceptance Notices were due to be sent to the Offering Member to Transfer any portion of the Offered Securities not purchased by the ROFO Recipients to any other Person for a price not less than the First Offer Price and on terms and conditions not less favorable to the Offering Member in the aggregate than those set forth in the First Offer.  Any Units not so Transferred shall continue to be subject to the provisions of this Section 8.2.

8.3         Tag-Along.

(a)          If at any time a Member or Group of Members (the “Selling Member(s)”), in one transaction, or a series of related transactions, proposes to Transfer more than twenty-five percent (25%) of the outstanding Common Units of the Company (calculated on a fully-diluted basis, excluding any shares issued pursuant to an Equity Incentive Plan) to any Person other than a Permitted Transferee (the “Proposed Transferee”) in a transaction permitted by Section 8.1(e) and the Selling Member(s) cannot or has not elected to exercise its drag-along rights set forth in Section 8.4, provided, that such Selling Members shall have complied with the terms and conditions set forth in Section 8.2, each other Member (each, a “Tag-Along Holder”) shall, subject to Section 8.1(e), be permitted to participate in such Transfer (a “Tag-Along Sale”) on the terms and conditions set forth in this Section 8.3.

(b)          Prior to the consummation of any such Transfer of outstanding Units described in Section 8.3(a), the Selling Member(s) shall deliver to the Company and each other Member a written notice (a “Sale Notice”) of the proposed Tag-Along Sale subject to this Section 8.3 no later than twenty (20) days prior to the closing date of the Tag-Along Sale.  The Sale Notice shall make reference to the Tag-Along Holders’ rights hereunder and shall describe in reasonable detail: (A) the aggregate number of Units the Proposed Transferee has offered to purchase; (B) the identity of the Proposed Transferee; (C) the proposed date, time and location of the closing of the Tag-Along Sale; (D) the per Unit purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and (E) a copy of any form of agreement proposed to be executed in connection therewith.

(c)          Each Tag-Along Holder may exercise its right to participate in a Transfer of Units by the Selling Member(s) subject to this Section 8.3 by delivering to the Selling Member(s) a written notice (a “Tag-Along Notice”) stating its election to do so and specifying the number of Units to be Transferred by it no later than ten (10) days after receipt of the Sale Notice (the “Tag-Along Period”).  The offer of each Tag-Along Holder set forth in a Tag-Along Notice shall be irrevocable, and, to the extent such offer is accepted, such Tag-Along Holder shall be bound and obligated to Transfer in the proposed Transfer on the terms and conditions set forth in this Section 8.3.  Each Tag-Along Holder that timely delivers a Tag-Along Notice (a “Tag-Along Seller”) shall have the right to Transfer in a Transfer subject to this Section 8.3 up to the number of Units equal to the product of (x) the aggregate number of Units owned by the Tag-Along Seller and (y) a fraction (A) the numerator of which is equal to the number of Units proposed to be sold by the Selling Member(s) in the Tag-Along Sale, and (B) the denominator of which is equal to the number of Units owned by the Selling Member(s).

(d)          Each Tag-Along Holder who does not deliver a Tag-Along Notice in compliance with Section 8.3(c) above shall be deemed to have waived all of such Tag-Along Holder’s rights to participate in such Transfer, and the Selling Member(s) shall (subject to the rights of any other Tag-Along Seller) thereafter be free to Transfer to the Proposed Transferee its Units at a per Unit price that is no greater than the per Unit price set forth in the Sale Notice and on other terms and conditions which are not materially more favorable to the Selling Member(s) than those set forth in the Sale Notice without any further obligation to the non-accepting Tag-Along Holders.  The Proposed Transferee shall not be obligated to purchase a number of Units exceeding that set forth in the Sale Notice and, in the event such Proposed Transferee elects to purchase less than all of the additional Units sought to be Transferred by all Tag-Along Sellers, the aggregate number of Units to be Transferred by the Selling Member(s) and the Tag-Along Sellers shall be reduced on a pro rata basis (based on the number of Units sought to be Transferred by each such Selling Member and Tag-Along Seller).

(e)          Each Tag-Along Seller shall receive the same consideration per Unit as the Selling Member(s) after deduction of such Tag-Along Seller’s proportionate share of the related expenses in accordance with Section 8.3(g) below.

(f)          Each Tag-Along Seller shall make or provide the same representations, warranties, covenants, indemnities and agreements as the Selling Member(s) makes or provides in connection with the Tag-Along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Selling Member(s), the Tag-Along Seller shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that all representations, warranties, covenants and indemnities shall be made by each Selling Member and each Tag-Along Seller severally and not jointly and any indemnification obligation in respect of breaches of representations and warranties shall be pro rata based on the consideration received by each Selling Member and each Tag-Along Seller, in each case, in an amount not to exceed the aggregate proceeds actually received by each such Selling Member and Tag-Along Seller in connection with any Tag-Along Sale.

(g)          The fees and expenses of the Selling Member(s) incurred in connection with a Tag-Along Sale and for the benefit of the Selling Member(s) and the Tag-Along Sellers as determined in good faith by the Board, excluding any director appointed or nominated by any Selling Member(s) or its Affiliates (it being understood that costs incurred by or on behalf of a Selling Member for its sole benefit will not be considered to be for the benefit of the Selling Member(s) and the Tag-Along Sellers), to the extent not paid or reimbursed by the Company or the Proposed Transferee, shall be shared by the Selling Member(s) and the Tag-Along Sellers on a pro rata basis, based on the aggregate consideration received by each such Selling Member or Tag-Along Seller; provided, that no Tag-Along Seller shall be obligated to make or reimburse any out-of-pocket expenditure prior to the consummation of the Tag-Along Sale.

(h)          Each Tag-Along Seller shall take all actions as may be reasonably necessary to consummate the Tag-Along Sale, including entering into customary agreements and delivering certificates and instruments, in each case consistent with the agreements being entered into and the certificates being delivered by the Selling Member(s).

(i)           The Selling Member(s) shall have one hundred and twenty (120) days following the expiration of the Tag-Along Period in which to Transfer the Units described in the Sale Notice to be sold by the Tag-Along Sellers, on the terms set forth in the Sale Notice (which such one hundred and twenty (120) day period may be extended for a reasonable time not to exceed an additional one hundred and fifty (150) days to the extent reasonably necessary to obtain any required government approvals).  If, at the end of such period, the Selling Member(s) has not completed such Transfer, the Selling Member(s) may not then effect a Transfer of the Units subject to this Section 8.3 without again fully complying with the provisions of this Section 8.3.

(j)           If the Selling Member Transfers to the Proposed Transferee any of its shares in breach of this Section 8.3, then each Tag-Along Holder shall have the right to Transfer to the Selling Member(s), and the Selling Member(s) undertakes to purchase from each Tag-Along Holder, the number of Units that such Tag-Along Holder would have had the right to Transfer to the Proposed Transferee pursuant to this Section 8.3, for a per Unit amount and form of consideration and upon the terms and conditions on which the Proposed Transferee bought such Units from the Selling Member(s), but without indemnity being granted by any Tag-Along Holder to the Selling Member(s); provided, that nothing contained in this Section 8.3(j) shall preclude any Tag-Along Holder from seeking alternative remedies against such Selling Member(s) as a result of its breach of this Section 8.3.  The Selling Member(s) shall also reimburse each Tag-Along Holder for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Tag-Along Holder’s rights hereunder.

8.4         Drag-Along Rights.

(a)          If at any time one or more Members who together own more than sixty percent (60%) of the outstanding Units (excluding any Units issued or issuable pursuant to an Equity Incentive Plan) (a “Dragging Member”) receives a bona fide offer from an unaffiliated third party purchaser to consummate, in one transaction, or a series of related transactions, the Sale of the Company, whether pursuant to a Unit purchase, asset purchase, merger or otherwise (a “Drag-Along Sale”), the Dragging Member shall have the right to require that each other Member (each, a “Drag-Along Member”) participate in such transfer in the manner set forth in this Section 8.4.  Notwithstanding anything to the contrary in this Agreement, each Drag-Along Member shall vote (or cause to be voted or provide consent with respect to) in favor of the transaction and take all actions to waive any dissenters, appraisal or other similar rights.

(b)          The Dragging Member shall exercise its rights pursuant to this Section 8.4 by delivering a written notice (the “Drag-Along Notice”) to the Company no later than twenty (20) days prior to the closing date of such Drag-Along Sale.  The Company will promptly deliver a copy of the Drag-Along Notice to each Drag-Along Member.  The Drag-Along Notice shall make reference to the Dragging Member’s rights and obligations hereunder and shall describe in reasonable detail: (A) the number of Units to be sold by the Dragging Member, if the Drag-Along Sale is structured as a Transfer of Units; (B) the identity of the third party purchaser; (C) the proposed date, time and location of the closing of the Drag-Along Sale; (D) the per Unit purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and (E) a copy of any form of agreement proposed to be executed in connection therewith to the extent available.

(c)          The consideration to be received by a Drag-Along Member shall be the same form and amount of consideration per Unit to be received by the Dragging Member (or, if the Dragging Member is given an option as to the form and amount of consideration to be received, the same option shall be given), and the terms and conditions of such Transfer shall, except as otherwise provided in the immediately succeeding sentence, be the same as those upon which the Dragging Member Transfers its Units.  Any (A) representations and warranties to be made or provided by a Drag-Along Member in connection with such Drag-Along Sale shall be limited to representations and warranties related to such Drag-Along Member’s authority, ownership and the ability to convey title to its Units and, with respect thereto, shall be the same representations and warranties that the Dragging Member makes or provides with respect to its Units, (B) Drag-Along Member will not be required to agree to any non-competition, non-solicitation or similar restrictions in connection with such Drag-Along Sale, and (C) covenants, indemnities and agreements made by the Drag-Along Members shall be the same covenants, indemnities and agreements as the Dragging Member makes or provides in connection with the Drag-Along Sale, except that with respect to covenants, indemnities and agreements pertaining specifically to the Dragging Member, the Drag-Along Member shall make the comparable covenants, indemnities and agreements pertaining specifically to itself; provided, that any indemnification obligation relating to the Company shall be pro rata based on the consideration received by the Dragging Member and each Drag-Along Member, in each case in an amount not to exceed the aggregate proceeds actually received by the Dragging Member and each such Drag-Along Member in connection with the Drag-Along Sale.

(d)          Each Member shall take all actions as may be reasonably necessary to consummate the Drag-Along Sale, including entering into customary agreements and delivering certificates and instruments, in each case consistent with the agreements being entered into and the certificates being delivered by the Dragging Member and subject to the terms of this Section 8.4.

(e)          The fees and expenses of the Dragging Member incurred in connection with a Drag-Along Sale and for the benefit of all Members as determined in good faith by the Board, excluding any director appointed or nominated by any Dragging Member or its Affiliates (it being understood that costs incurred by or on behalf of a Dragging Member for its sole benefit will not be considered to be for the benefit of all Members), to the extent not paid or reimbursed by the Company or the third party purchaser, shall be shared by all Members on a pro rata basis, based on the aggregate consideration received by each Member; provided, that no Member shall be obligated to make or reimburse any out-of-pocket expenditure prior to the consummation of the Drag-Along Sale.

(f)          The Dragging Member shall have one hundred and twenty (120) days following the date of the Drag-Along Notice in which to consummate the Drag-Along Sale, on the terms set forth in the Drag-Along Notice (which such period may be extended for a reasonable time not to exceed an additional one hundred and eighty (180) days to the extent reasonably necessary to obtain any required government approvals).  If, at the end of such period, the Dragging Member has not completed the Drag-Along Sale, the Dragging Member may not then effect a transaction subject to this Section 8.4 without again fully complying with the provisions of this Section 8.4.

8.5         Rights to Participate in Certain Offerings.

(a)          Offering Notice.  Except for (i) Company Securities which may be issued pursuant to an Equity Incentive Plan, (ii) a Unit split, dividend, reorganization or recapitalization applicable to all Common Units, (iii) Company Securities issued upon exercise of the Warrants or upon exercise, conversion or exchange of any other security or obligation of the Company (such security or obligation, a “Unit Equivalent”), issued in accordance with the terms of this Agreement, (iv) Company Securities issued in consideration of an acquisition, business combination or debt financing (whether pursuant to an equity purchase, asset purchase, merger or otherwise) approved by the Board, and, if applicable, the Members, in accordance with the terms of this Agreement, by the Company of another Person, (v) issuances to banks, equipment lessors or other financial institutions (including, for the avoidance of doubt, hedge funds), or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board, (vi) issuances as consideration approved by the Board payable to a third party that is not an Affiliate of the Company for any other business relationship the primary purpose of which is not to raise capital, including for the acquisition or license of technology by the Company or its Subsidiaries, joint venture or development activities or the distribution, supply or manufacture of the Company’s or its Subsidiaries’ products and services, (vii) issuances to the public pursuant to an effective Registration Statement, and (viii) solely with respect to issuances by a Subsidiary of the Company, issuances to the Company or any other wholly-owned Subsidiary of the Company, if the Company or any of its Subsidiaries wishes to issue any equity securities of the Company or such Subsidiary (collectively, “New Securities”) to any Person (the “Subject Purchaser”), then the Company shall (or shall cause its applicable Subsidiary to) first offer such New Securities to each of the Members holding Common Units who are Accredited Investors (other than Members who hold only Units or Unit Equivalents under an Equity Incentive Plan) (each, a “Preemptive Rightholder”, and collectively, the “Preemptive Rightholders”) by sending written notice (the “New Issuance Notice”) to the Preemptive Rightholders at least fifteen (15) Business Days prior to such issuance of New Securities, which New Issuance Notice shall state, in reasonable detail, the material terms and conditions of such issuance, including (x) the number of New Securities proposed to be issued and (y) the proposed purchase price per security of the New Securities (the “Proposed Price”).  Upon delivery of the New Issuance Notice, such offer shall be irrevocable unless and until the rights provided for in Section 8.5(b) shall have been waived or shall have expired.

(b)          Exercise.

(i)          For a period of ten (10) Business Days after the giving of the New Issuance Notice pursuant to Section 8.5(a), each of the Preemptive Rightholders shall have the right, but not the obligation, to purchase up to its Proportionate Percentage of the New Securities, at a purchase price equal to the Proposed Price and upon the same terms and conditions set forth in the New Issuance Notice.  Each such Preemptive Rightholder shall have the right to purchase up to that percentage of the New Securities determined by dividing (x) the total number of Units then owned by such Preemptive Rightholder exercising its rights under this Section 8.5(b) by (y) the total number of Units owned by all of the Preemptive Rightholders (the “Proportionate Percentage”; provided, that, for purposes of calculating each Proportionate Percentage, any Units issued or issuable to a Preemptive Rightholder pursuant to an Equity Incentive Plan shall be excluded from such calculation).

(ii)         The right of each Preemptive Rightholder to purchase the New Securities under clause (i) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the ten (10) Business Day period referred to in Section 8.5(b)(i) to the Company or its applicable Subsidiary, which notice shall state the amount of New Securities that such Preemptive Rightholder elects to purchase pursuant to Section 8.5(b)(i).  The failure of a Preemptive Rightholder to respond within such ten (10) Business Day period shall be deemed to be a waiver of such Preemptive Rightholder’s rights under Section 8.5(b)(i); provided, that each Preemptive Rightholder may waive its rights under Section 8.5(b)(i) prior to the expiration of such ten (10) Business Day period by giving written notice to the Company or the applicable Subsidiary.

(iii)        If any Preemptive Rightholder does not fully subscribe for the number or amount of New Securities that it, she or he is entitled to purchase pursuant to Section 8.5(b)(i), then the Company shall (or shall cause its applicable Subsidiary to) offer to each fully participating Preemptive Rightholder which elected to purchase New Securities, by written notice to each such Preemptive Rightholder (an “Excess New Securities Notice”), the right to purchase that percentage of the remaining New Securities not so subscribed for (for the purposes of this Section 8.5(b)(iii), the “Excess New Securities”) determined by dividing (x) the total number of Units then owned by such fully participating Preemptive Rightholder by (y) the total number of Units then owned by all fully participating Preemptive Rightholders who elected to purchase Excess New Securities (excluding, in the case of both clauses (x) and (y), Units issued or issuable to a Preemptive Rightholder pursuant to an Equity Incentive Plan).  The right of each such Preemptive Rightholder to purchase the Excess New Securities under the immediately preceding sentence shall be exercisable by delivering written notice of the exercise thereof, within five (5) Business Days following the date of the Excess New Securities Notice, to the Company or its applicable Subsidiary, which notice shall state the amount of Excess New Securities that such Preemptive Rightholder elects to purchase pursuant to this Section 8.5(b)(iii).  The failure of a Preemptive Rightholder to respond within such five (5) Business Day period shall be deemed to be a waiver of such Preemptive Rightholder’s rights under this Section 8.5(b)(iii); provided, that each Preemptive Rightholder may waive its rights under this Section 8.5(b)(iii) prior to the expiration of such five (5) Business Day period by giving written notice to the Company or the applicable Subsidiary.

(c)          Specified Issuance.  Notwithstanding the requirements of Section 8.5(a), the Company or its applicable Subsidiary may proceed with an issuance of New Securities that would otherwise be subject to Section 8.5(a) prior to having complied with the provisions of Section 8.5(a) (such issuance, a “Specified Issuance”) (but subject to the applicable approvals of the Board and the Members in accordance with this Agreement); provided, that the Company shall (or shall cause its applicable Subsidiary to):

(i)          provide to each Preemptive Rightholder as of the date of the Specified Issuance prompt written notice of such Specified Issuance;

(ii)         within a reasonable period of time (but in any event not more than fifteen (15) Business Days following such Specified Issuance), offer, in writing, to issue to each Preemptive Rightholder its Proportionate Percentage of the New Securities (including New Securities issued pursuant to the Specified Issuance and pursuant to this clause (ii)), at the same price per New Security and on the same terms and conditions with respect to such New Securities as the purchaser paid in such Specified Issuance; and

(iii)        keep such offer open for a period of no less than ten (10) Business Days, during which period, each Preemptive Rightholder may accept such offer by sending a written notice of exercise to the Company or its applicable Subsidiary committing to purchase in accordance with the procedures set forth in Section 8.5(b), an amount of such New Securities (not to exceed the amount specified in the offer made pursuant to Section 8.5(c)(ii));

provided, further, that (A) for all purposes under this Agreement, any issuance of New Securities to a Preemptive Rightholder pursuant to this Section 8.5(c) shall be deemed to have occurred on the date of the consummation of such Specified Issuance and (B) during the period commencing on the consummation of such Specified Issuance and ending on the earlier of (x) the consummation of the issuance of New Securities to a Preemptive Rightholder pursuant to this Section 8.5(c) and (y) the expiration of the ten (10) Business Day period specified in clause (iii) above, the New Securities issued pursuant to this Section 8.5(c) shall not be taken into account in calculating the Proportionate Percentage of any Member for any purposes under this Agreement.

(d)          Closing.  The closing of the purchase of New Securities subscribed for by the Preemptive Rightholders under (i) Section 8.5(b) shall be held at the executive office of the Company at 11:00 a.m., local time, on (A) the fifteenth (15th) Business Day after the giving of the New Issuance Notice pursuant to Section 8.5(a), if the Preemptive Rightholders elect to purchase all of the New Securities under Section 8.5(b), or (B) the date of the closing of the sale to the Subject Purchaser made pursuant to Section 8.5(a) if the Preemptive Rightholders elect to purchase some, but not all, of the New Securities under Section 8.5(b), (ii) Section 8.5(c) shall be held at the executive office of the Company at 11:00 a.m., local time, on the fifteenth (15th) Business Day after the date of the offer specified under Section 8.5(c)(ii), or (iii) in relation to both (i) and (ii), at such other time and place as the parties to the transaction may reasonably agree.  At such closing, the Company shall (or shall cause its applicable Subsidiary to) deliver certificates (to the extent that the Company or its applicable Subsidiary has certificated Units) representing the New Securities to the participating Preemptive Rightholders, and such New Securities shall be issued free and clear of all liens (other than those arising hereunder or pursuant to applicable law and those attributable to actions by the purchasers thereof) and the Company shall (or shall cause its applicable Subsidiary to) so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Preemptive Rightholders and after payment therefor, duly authorized, validly issued, fully paid and non-assessable.  Each Preemptive Rightholder purchasing the New Securities shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by him, her or it.  At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary to effectuate the closing.  Notwithstanding the foregoing, if the closing of a sale or issuance of New Securities is not consummated within a six (6)-month period (plus such number of additional days (if any) necessary to allow the expiration or termination of all waiting periods under antitrust laws applicable to such sale) after the date upon which the New Issuance Notice is delivered or if the principal terms of such sale change such that the terms are, in the aggregate, less favorable in any material respect to the Preemptive Rightholders than those in the New Issuance Notice, then the restrictions provided for herein shall again become effective, and no issuance or sale of New Securities may be made thereafter by the Company or its applicable Subsidiary without again offering the same to the Preemptive Rightholders in accordance with this Section 8.5.  Notwithstanding any other provision of this Section 8.5, there shall be no liability on the part of the Company, any of its Subsidiaries or any Member to any Preemptive Rightholder arising from the failure of the Company or its applicable Subsidiary to consummate the sale of New Securities for any reason.

(e)          Assignment of Preemptive Rights.  The rights contained in this Section 8.5 may be assigned or otherwise conveyed to one (1) or more of the applicable Preemptive Rightholder’s controlled Affiliates who, in each case, are Accredited Investors; provided, that such assignment or conveyance is effected in compliance with the terms and conditions of this Agreement applicable to the assignment or Transfer of Units.

8.6         Substituted Member.  Except as otherwise provided in this Agreement, each Person to whom any Unit is Transferred in accordance with the provisions of this Article VIII shall agree in writing to be bound by the provisions of this Agreement as a holder of such Units by execution of a joinder agreement in the form provided by the Board.  Upon compliance with this Section 8.6 and entry into such joinder, such Person shall become a Substituted Member entitled to all the rights of a Member with respect to such Unit, and the Schedule of Members attached hereto shall be updated to reflect the name, address and Units of such Substituted Member and to eliminate the name and address of and other information relating to the transferee with regard to the Transferred Units.

8.7         Effect of Transfer.  Following a Transfer of any Unit that is permitted under this Article VIII, the transferee of such Unit shall be treated as having made all of the Capital Contributions in respect of, and received all of the Distributions received in respect of, such Unit, and shall receive allocations and Distributions under Article IV and Article IX in respect of such Unit as if such transferee were a Member.

8.8         Additional Transfer Restrictions.  Notwithstanding any other provisions of this Article VIII, no Transfer of Units or any other interest in the Company may be made unless in the opinion of counsel (who may be counsel for the Company), reasonably satisfactory in form and substance to the Board and counsel for the Company (which opinion requirement may be waived, in whole or in part, at the sole and absolute discretion of the Board), such Transfer would not (a) violate any federal securities laws or any state securities or “blue sky” laws (including any investor suitability standards) applicable to the Company or the interest to be Transferred or (b) cause the Company to be required to register as an “investment company” under the United States Investment Company Act of 1940.

8.9         Transfer Fees and Expenses.  Other than any Transfer pursuant to Sections 8.2, 8.3, 8.4 or 8.5, the transferor and transferee of any Units or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) incurred by or on behalf of the Company in connection with any Transfer or proposed Transfer, whether or not consummated.

8.10       Reorganization Date of Transfers.  Any Transfer and any related admission of a Person as a Member in compliance with this Article VIII shall be deemed effective on such date that the transferee or Successor in Interest complies with the requirements of this Agreement.

8.11       Effect of Death or Incapacity.  Except as otherwise provided herein, the death or incapacity of a Member shall not, in and of itself, dissolve or terminate the Company.  In the event of such death or incapacity, the executor, administrator, guardian, trustee or other personal representative of the deceased or incapacitated Member shall be deemed to be the assignee of such Member’s interest and may, subject to the terms and conditions set forth in Section 8.6, become a Substituted Member.

8.12       Board Consent.  The Board hereby consents to a Transfer of Units to any persons to whom a transfer of Units is expressly permitted by the terms of this Agreement.

ARTICLE IX
DISSOLUTION AND LIQUIDATION

9.1         Dissolution.  The Company shall not be dissolved by the admission of Additional Members or Substituted Members.  The Company shall dissolve, and its affairs shall be wound up upon the first of the following to occur:

(a)          Subject to the express provisions of this Agreement, an election to dissolve and wind up by the Board;

(b)          at any time there are no members unless the Company is continued under the Delaware Act; or

(c)          the entry of a decree of judicial dissolution of the Company under Section 17-802 of the Delaware Act; provided, that, notwithstanding anything contained herein to the contrary, no Member shall make an application for the dissolution of the Company pursuant to Section 17-802 of the Delaware Act without the express written consent of the Board.

Except as otherwise set forth in this Section 9.1, the Company is intended to have perpetual existence.  The death, retirement, resignation, Bankruptcy or dissolution of a Member shall not, in and of itself, cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

9.2         Liquidation and Termination.

(a)          On the dissolution of the Company, the Board shall act as liquidator or (in its sole and absolute discretion) may appoint one or more representatives, Members or other Persons as liquidating trustee (any of the foregoing, “liquidators”).  The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act.  The costs of liquidation shall be borne as a Company expense.  Until final distribution, the liquidators shall continue to operate the Company with all of the power and authority of the Board.  The steps to be accomplished by the liquidators are as follows:

(i)          the liquidators shall satisfy from Company assets all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) either by payment or by the making of reasonable provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine); and

(ii)         after payment or reasonable provision for payment of all of the Company’s liabilities has been made in accordance with Section 9.2(a)(i), all remaining assets of the Company shall be distributed in accordance with Section 4.1 (taking into account, if applicable, the provisions of Section 4.4), after giving effect to all prior Distributions, in such a manner that, immediately before distribution of such remaining assets, each Member shall, to the greatest extent possible, have received a net amount that would be distributed to such Member in accordance with Section 4.1 (after satisfaction of any financial obligations of each Member to the Company under any provisions of this Agreement).

9.3         Complete Distribution.  The distribution to a Member in accordance with the provisions of Section 9.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act.  If a Member returns funds to the Company pursuant to any provision of this Agreement or the Delaware Act and such funds exceed such Member’s pro rata share of all funds required to be returned to the Company (an “Over-Returning Member”), then the Company and the Over-Returning Member shall have a claim against each Member that has received and retained Distributions from the Company in excess of the amounts to which such Member is entitled pursuant to this Agreement or the Delaware Act (each, an “Over-Distributed Member” with any excess retained thereby being such Member’s “Excess Retained Funds”) for the return to the Company, and the application thereby in settlement among all Over-Returning Members, of an amount equal to the Over-Distributed Member’s Excess Retained Funds.  For the avoidance of doubt, the liability of each Over-Distributed Member with respect to any such claim shall be several and not joint and shall be limited to the Excess Retained Funds of such Over-Distributed Member.

9.4         Cancellation of Certificate.  On completion of (i) the distribution of Company assets as provided herein and (ii) the other winding up activities of the Company, the Company is terminated (and the Company shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company.  The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 9.4.

9.5         Reasonable Time for Winding Up.  A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 9.2 to minimize any losses otherwise attendant upon such winding up.

9.6         Return of Capital.  The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

9.7         HSR Act.  Notwithstanding any other provision in this Agreement, in the event that the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) is applicable to any Member by reason of the fact that any assets of the Company shall be distributed to such Member in connection with the dissolution of the Company, the winding up of the Company shall not be consummated until such time as the applicable waiting periods (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Member.

9.8         Termination.  This Agreement shall terminate upon the consummation of an Initial Public Offering of the Company.

ARTICLE X
CERTAIN AGREEMENTS

10.1       Registration Rights.

(a)          Demand Registration.

(i)          At any time and from time to time commencing one hundred and eighty (180) days after the consummation of an Initial Public Offering upon written notice to the Company (a “Demand Notice”) delivered by a Qualified Member or Qualified Members requesting that the Company effect the registration (a “Demand Registration”) under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act) of any or all of the Registrable Securities held by such Qualified Member(s), the Company shall promptly (but in any event, not later than five (5) Business Days following the Company’s receipt of such Demand Notice) give written notice of the receipt of such Demand Notice to all other Members that, to its knowledge, hold Registrable Securities (each, a “Demand Eligible Member”).  The Company shall use its commercially reasonable efforts, within thirty (30) days following the receipt of such Demand Notice (subject to compliance with any applicable covenants in any underwriting agreement for a previous registration effected under this Section 10.1(a) or under Section 10.1(b)), file the appropriate Registration Statement (the “Demand Registration Statement”) subject to Section 10.1(a)(ii) and use its commercially reasonable efforts to effect, at the earliest practicable date, the registration under the Securities Act and under the applicable state securities laws of (A) the Registrable Securities which the Company has been so requested to register by the Qualified Member(s) in the Demand Notice, (B) all other Registrable Securities of the same class or series as those requested to be registered by the Qualified Member(s) that the Company has been requested to register by the Demand Eligible Members by written request (the “Demand Eligible Member Request”) given to the Company within twenty (20) days following the receipt of such Demand Notice, and (C) any Registrable Securities to be offered and sold by the Company, in each case subject to Section 10.1(a)(ii), all to the extent required to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities to be so registered.  Notwithstanding anything in this Section 10.1 to the contrary, the Company shall not be obligated to (I) effect more than two (2) Demand Registrations in any six (6)-month period or (II) effect any Demand Registration within ninety (90) days from the date of effectiveness of a Demand Registration Statement.

(ii)         Demand Registration Using Form S-3.  The Company shall effect any requested Demand Registration using Form S-3 whenever the Company is a Seasoned Issuer or a WKSI and is eligible to use such form under applicable rules.

(iii)        Effectiveness of Demand Registration Statement.  The Company shall use its commercially reasonable efforts to have the Demand Registration Statement declared effective by the Commission and keep the Demand Registration Statement continuously effective under the Securities Act for the period of time necessary for the underwriters or Members to sell all of the Registrable Securities covered by such Demand Registration Statement (including by filing with the Commission a post-effective amendment or a supplement to the Demand Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, in each case, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, any state securities or “blue sky” laws, or any other rules and regulations thereunder or if otherwise necessary) (the “Effectiveness Period”).  A Demand Registration requested pursuant to this Section 10.1(a) shall not be deemed to have been effected (A) if the Demand Registration Statement is withdrawn without becoming effective, (B) if the Demand Registration Statement has not been declared effective or does not remain effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of the Registrable Securities covered by such Registration Statement for the Effectiveness Period, (C) if, after it has become effective, such Registration Statement is subject to any stop order, injunction or other order or requirement of the Commission or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by any selling Member and has not thereafter become effective, (D) in the event of an underwritten offering, if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some wrongful act or omission by a selling Member, or (E) if the Company does not include in the applicable Registration Statement any Registrable Securities held by a Member that are required by the terms hereof to be included in such Registration Statement.

(iv)        Priority of Registration.  Notwithstanding any other provision of this Section 10.1(a), if (A) the Qualified Member(s) intend to distribute the Registrable Securities covered by a Demand Registration by means of an underwritten offering and (B) the managing underwriters advise the Company that, in their reasonable view, the number of Registrable Securities proposed to be included in such offering (including Registrable Securities requested by Members to be included in such offering and any securities that the Company or any other Person proposes to be included that are not Registrable Securities) exceeds the number of Registrable Securities that can be sold in such underwritten offering or the number of Registrable Securities proposed to be included in such Demand Registration would adversely affect the price per share of the Registrable Securities proposed to be sold in such underwritten offering (in either situation, the “Maximum Offering Size”), then the Company shall so advise the Qualified Member(s) and the Demand Eligible Members with Registrable Securities requested to be included in such underwritten offering, and shall include in such offering the number of Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (1) first, the Registrable Securities requested to be included in such underwritten offering by the Qualified Members and the Demand Eligible Members, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Qualified Members and Demand Eligible Members on the basis of the number of Registrable Securities requested to be included therein by each such Member, up to the Maximum Offering Size; (2) second, any securities proposed to be registered by the Company; and (3) third, Other Registrable Securities requested to be included in such underwritten offering to the extent permitted hereunder, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the respective holders of such Other Registrable Securities on the basis of the number of securities requested to be included therein by each such holder.  For any holder of Other Registrable Securities that is a partnership, limited liability company, corporation or other entity, the partners, members, stockholders, Subsidiaries, parents and Affiliates of such holder, or the estates and Family Members of any such partners or members and retired partners or members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “holder”, and any pro rata reduction with respect to such Other Registrable Securities shall be based upon the aggregate amount of securities requested to be included in such registration by all entities and individuals included in such Other Registrable Securities.

(v)         Underwritten Demand Registration.  The determination of whether any offering of Registrable Securities pursuant to a Demand Registration will be an underwritten offering shall be made in the sole discretion of the Members holding a Majority of Included Registrable Securities included in such underwritten offering, and such Members holding a Majority of Included Registrable Securities shall have the right to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees, and (B) select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks reasonably satisfactory to the Company) and one firm of counsel to represent all of the Members (along with any reasonably necessary local counsel), in connection with such Demand Registration; provided, (i) that the Company shall select such investment banker(s) and manager(s) if the Members holding a Majority of Included Registrable Securities cannot so agree on the same within a reasonable time period and (ii) that the Company shall not be obligated to effect any such underwritten offering if the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be sold in such Demand Registration, in the good faith judgment of the managing underwriter(s) therefor, is less than $25 million.

(vi)        Withdrawal of Registrable Securities.  Any Member whose Registrable Securities were to be included in any such registration pursuant to this Section 10.1(a) may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Members and without prejudice to the rights of any such Member to include Registrable Securities in any future registration (or registrations), by written notice to the Company delivered prior to the effective date of the relevant Demand Registration Statement.

(b)          Piggyback Registration.

(i)          Registration Statement on behalf of the Company.  If at any time the Company proposes to file a Registration Statement for an offering of Registrable Securities (for purposes of this section, irrespective of the holders thereof) for cash (excluding an offering in which Demand Eligible Members may make Demand Eligible Member Requests, an Initial Public Offering, an offering relating solely to an employee benefit plan, a dividend reinvestment plan or similar plans, an offering relating to a transaction on Form S-4, a rights offering or an offering on any form of Registration Statement that does not permit secondary sales) (a “Piggyback Registration Statement”), the Company shall give prompt written notice (the “Piggyback Notice”) to all Members that, to its knowledge, hold Registrable Securities (collectively, the “Piggyback Eligible Members”) of the Company’s intention to file a Piggyback Registration Statement reasonably in advance of (and in any event at least ten (10) Business Days before) the anticipated filing date of such Piggyback Registration Statement.  The Piggyback Notice shall offer the Piggyback Eligible Members the opportunity to include for registration in such Piggyback Registration Statement the number of Registrable Securities of the same class and series as those proposed to be registered as they may request, subject to Section 10.1(b)(ii) (a “Piggyback Registration”).  Subject to Section 10.1(b)(ii), the Company shall use its commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests (each, a “Piggyback Request”) from Piggyback Eligible Members within five (5) Business Days after giving the Piggyback Notice.  If a Piggyback Eligible Member decides not to include all of its Registrable Securities in any Piggyback Registration Statement thereafter filed by the Company, such Piggyback Eligible Member shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Registration Statements or Demand Registration Statements, all upon the terms and conditions set forth herein.  Subject to Section 10.1(b)(ii), the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register pursuant to the Piggyback Requests, to the extent required to permit the disposition of the Registrable Securities so requested to be registered.

(ii)         Priority of Registration.  If the Piggyback Registration under which the Company gives notice pursuant to Section 10.1(b)(i) is an underwritten offering, and the managing underwriter or managing underwriters of such offering advise the Company and the Piggyback Eligible Members that, in their reasonable view, the amount of securities requested to be included in such registration (including Registrable Securities requested by the Piggyback Eligible Members to be included in such offering and any securities that the Company or any other Person proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size (which, for the purposes of a Piggyback Registration shall be within a price range acceptable to the Company), then the Company shall so advise all Piggyback Eligible Members with Registrable Securities requested to be included in such Piggyback Registration, and shall include in such offering the number which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, the securities that the Company proposes to sell up to the Maximum Offering Size; (B) second, the Registrable Securities requested to be included in such Piggyback Registration, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Piggyback Eligible Members on the basis of the number of Registrable Securities requested to be included therein by each such Piggyback Eligible Member, up to the Maximum Offering Size; and (C) third, Other Registrable Securities requested to be included in such Piggyback Registration, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the holders thereof on the basis of the number of securities requested to be included therein by each such holder.  All Piggyback Eligible Members requesting to be included in the Piggyback Registration must sell their Registrable Securities to the underwriters selected as provided in Section 10.1(b)(iv) on the same terms and conditions as apply to the Company if such underwritten offering is consummated, subject to such Members’ right to withdraw described in the immediately succeeding sentences.  Promptly (and in any event within 24 hours of the Company receiving notice) following receipt of notification by the Company from the managing underwriter of a range of prices at which such Registrable Securities are likely to be sold, the Company shall so advise each Piggyback Eligible Member requesting registration in such offering of such range of prices.  If any Piggyback Eligible Member disapproves of the terms of any such underwriting (including the range of prices advised by the underwriter(s) in such offering), such Piggyback Eligible Member may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Members and without prejudice to the rights of any such Member to include Registrable Securities in any future Piggyback Registration Statement or Demand Registration Statement, by prompt written notice to the Company and the managing underwriter(s) delivered on or prior to the effective date of such Piggyback Registration Statement.  Any Registrable Securities withdrawn from such underwritten offering shall be excluded and withdrawn from the registration.  For any Piggyback Eligible Member that is a partnership, limited liability company, corporation or other entity, the partners, members, stockholders, Subsidiaries, parents and Affiliates of such Piggyback Eligible Member, or the estates and Family Members of any such partners or members and retired partners or members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “Piggyback Eligible Member”, and any pro rata reduction with respect to such “Piggyback Eligible Member” shall be based upon the aggregate amount of securities requested to be included in such registration by all entities and individuals included in such “Piggyback Eligible Member”, as defined in this sentence.

(iii)        Withdrawal from Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 10.1(b) prior to the effective date of the applicable Piggyback Registration Statement, whether or not any Piggyback Eligible Member has elected to include Registrable Securities in such Piggyback Registration Statement, without prejudice, however, to the right of the Members immediately to request that such registration be effected as a registration under Section 10.1(a) to the extent permitted thereunder and subject to the terms set forth therein.  The Company shall promptly give notice of the withdrawal or termination of any registration to each Piggyback Eligible Member who has elected to participate in such registration.  The Registration Expenses of such withdrawn or terminated registration shall be borne by the Company in accordance with Section 10.1(j) hereof.

(iv)        Selection of Bankers and Counsel.  If a Piggyback Registration pursuant to this Section 10.1(b) involves an underwritten offering, the Company shall have the right, in consultation with the Members holding a Majority of Included Registrable Securities included in such underwritten offering, to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees and (B) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter or underwriters.

(v)         Effect of Piggyback Registration.  No registration effected under this Section 10.1(b) shall relieve the Company of its obligations to effect any registration of the offer and sale of Registrable Securities upon request under Section 10.1(a) (subject to compliance with any applicable covenants in the underwriting agreement for a registration effected under this Section 10.1(b)), and no registration effected pursuant to this Section 10.1(b) shall be deemed to have been effected pursuant to Section 10.1(a).

(c)          Notice Requirements.  Any Demand Notice, Demand Eligible Member Request or Piggyback Request shall (i) specify the maximum number and class or series of Registrable Securities intended to be offered and sold by the Member making the request, (ii) express such Member’s bona fide intent to offer up to such maximum number of Registrable Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Registrable Securities (to the extent applicable), and (iv) contain the undertaking of such Member to provide all such information and materials and take all action, in each case, as may reasonably be required in order to permit the Company to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(d)          Suspension Period.  Notwithstanding any other provision of this Section 10.1, the Company shall have the right, but not the obligation, to defer the filing of (but not the preparation of), or suspend the use by the Members of, any Registration Statement for a period of up to ninety (90) days (unless a longer period is consented to by Members holding a Majority of Included Registrable Securities) (i) upon issuance by the Commission of a stop order suspending the effectiveness of such Registration Statement with respect to Registrable Securities or the initiation of proceedings with respect to such Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) (x) if the Board determines, in its good faith judgment, that any such registration or offering should not be undertaken because it would reasonably be expected to materially interfere with any material corporate development or plan of the Company or (y) if the Company believes in good faith that it would require the Company (after consultation with external legal counsel), under applicable securities laws and other laws, to make disclosure of material nonpublic information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would not be in the Company’s best interests; provided, that the exception set forth in the preceding clause (ii)(y) shall continue to apply only during the time that such material nonpublic information has not been disclosed and remains material or (iii) if the Company is pursuing a primary underwritten offering of Registrable Securities pursuant to a Registration Statement; provided, further, that the Members shall have Piggyback Registration rights with respect to such primary underwritten offering in accordance with and subject to the restrictions set forth in Section 10.1(b) (any such period, a “Suspension Period”); provided, however, that in such event, the Qualified Members will be entitled to withdraw any request for a Demand Registration and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration under Section 10.1(a) and the Company will pay all Registration Expenses in connection with such registration; provided, further, that in no event shall (A) the Company declare a Suspension Period more than two (2) times in any twelve (12)-month period or (B) the aggregate length of Suspension Periods declared in any twelve (12)-month period exceed one hundred twenty (120) days in total.  The Company shall (i) give prompt written notice to the Members of its declaration of a Suspension Period and of the expiration or termination of the relevant Suspension Period and (ii) promptly resume the process of filing or requesting for effectiveness, or update the suspended Registration Statement, as the case may be, as may be necessary to permit the Members to offer and sell their respective Registrable Securities in accordance with applicable law.  If the filing of any Demand Registration is suspended pursuant to this Section 10.1(d), once the Suspension Period ends, the Qualified Members may request a new Demand Registration.

(e)          Required Information.  The Company may require each Member holding Registrable Securities as to which any Registration Statement is being filed or sale is being effected to furnish to the Company such information regarding the intended method of distribution of such securities and such other information relating to such Member and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing (provided, that such information shall be used only in connection with such registration) and the Company may exclude from such registration or sale the Registrable Securities of any such Member who fails to furnish such information within a reasonable time after receiving such request.  Each Member agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(f)          Other Registration Rights Agreements.  The Company has not entered into and, unless agreed in writing by Members holding a majority of Registrable Securities on or after the date of this Agreement, will not enter into, any agreement or arrangement that (i) is inconsistent with the rights granted to the Members with respect to Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof in any material respect or (ii) other than as set forth in this Agreement, would allow any holder of Registrable Securities to include such securities in any Registration Statement filed by the Company on a basis that is more favorable in any material respect to the rights granted to the Members hereunder.  For the avoidance of doubt, granting a Person registration rights that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration would constitute granting registration rights to such Person on a basis that is more favorable in a material respect with respect to the rights granted to the Members of Registrable Securities and would require the prior written consent of Members holding a majority of Registrable Securities under this Agreement.

(g)          Cessation of Registration Rights.  All registration rights granted under this Section 10.1 shall continue to be applicable with respect to any Member until such Member no longer holds any Registrable Securities.  In the event the Company engages in a merger or consolidation in which the Registrable Securities of the Company are converted into securities of another Person, the Company will use its commercially reasonable efforts to make appropriate arrangements so that the registration rights provided under this Agreement continue to be provided by the issuer of such securities.  To the extent such new issuer, or any other Person acquired by the Company in a merger or consolidation, was bound by registration rights that would conflict with the provisions of this Agreement, the Company will use its commercially reasonable efforts to modify any such “inherited” registration rights so as not to interfere in any material respect with the rights provided under this Agreement.

(h)          Lock-Up Agreement.  Each Member holding Registrable Securities agrees that in connection with any Initial Public Offering or any underwritten registered offering of the Registrable Securities in connection with this Section 10.1, and upon the request of the managing underwriter in such offering, such Member shall agree not to, without the prior written consent of such managing underwriter, during the period commencing on the effective date of such registration and ending on the date specified by such managing underwriter (such period not to exceed one hundred and eighty (180) days following the closing of the offering in the case of an Initial Public Offering or ninety (90) days following the closing of the offering in the case of any other underwritten registered offering), (i) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any Registrable Securities or any securities convertible into, exercisable for or exchangeable for Registrable Securities held immediately before the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that Transfers to another Person, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Registrable Securities or such other securities, in cash or otherwise.  The foregoing provisions of this Section 10.1(h) shall not apply to (A) Members holding Registrable Securities that are not participating in the applicable registered offering or (B) in connection with any Initial Public Offering, Members holding less than five percent (5%) of the outstanding Registrable Securities.  Each Member of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter that are consistent with the foregoing or that are necessary to give further effect thereto.

(i)           Registration Procedures.  The procedures to be followed by the Company and each participating Member to register the sale of Registrable Securities pursuant to a Registration Statement in accordance with this Agreement, and the respective rights and obligations of the Company and such Members with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(i)          The Company will (A) prepare and file a Registration Statement or a Prospectus, as applicable, with the Commission (within the time period specified in Section 10.1(a)) which Registration Statement (1) shall be on a form required by this Agreement (or if not so required, selected by the Company) for which the Company qualifies, (2) shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution, and (3) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith, (B) use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the periods provided under Section 10.1(a), (C) use its commercially reasonable efforts to prevent the occurrence of any event that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities registered pursuant thereto (during the period that such Registration Statement is required to be effective as provided under Section 10.1(a)), and (D) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement, (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the Commission and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Company will, (A) at least five (5) Business Days prior to the anticipated filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any documents incorporated by reference therein) or before using any Issuer Free Writing Prospectus, furnish to such Members, the Members’ counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, copies of all such documents proposed to be filed, and make such of the representatives of the Company as shall be reasonably requested by the Members available for discussion of such documents, (B) use its commercially reasonable efforts to address in each such document prior to being so filed with the Commission such comments as each such Member, its counsel or underwriter reasonably shall propose and (C) not file any Registration Statement or any related Prospectus or any amendment or supplement thereto containing information regarding a participating Member to which such participating Member reasonably objects (provided, that if a participating Member objects to information regarding such participating Member that is required in the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company may exclude such participating Member’s Registrable Securities from the applicable Registration Statement).

(ii)         The Company will as promptly as reasonably practicable (A) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as (1) may be reasonably requested by any Member of Registrable Securities covered by such Registration Statement necessary to permit such Member to sell in accordance with its intended method of distribution or (2) may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for the periods provided under Section 10.1(a) in accordance with the intended method of distribution and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Members, (B) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended, to be filed pursuant to Rule 424, (C) respond to any comments received from the Commission with respect to each Registration Statement or Prospectus or any amendment thereto, and (D) as promptly as reasonably practicable, provide such Members true and complete copies of all correspondence from and to the Commission relating to such Registration Statement or Prospectus other than any comments that the Company determines in good faith would result in the disclosure to such Members of material non-public information concerning the Company that is not already in the possession of such Member.

(iii)        The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act (including Regulation M under the Exchange Act) with respect to each Registration Statement and the disposition of all Registrable Securities covered by each Registration Statement.

(iv)        The Company will notify such Members that hold Registrable Securities and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, as promptly as reasonably practicable: (A) (1) when a Registration Statement, any pre-effective amendment, any Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement or any free writing prospectus is proposed to be filed, (2) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each Member, its counsel and each underwriter, if applicable, other than information which the Company determines in good faith would constitute material non-public information that is not already in the possession of such Member), and (3) with respect to each Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (B) of any request by the Commission or any other federal or state governmental or regulatory authority for amendments or supplements to a Registration Statement or Prospectus or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the Commission or any such authority relating to, or which may affect, the Registration Statement; (C) of the issuance by the Commission or any other governmental or regulatory authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or preventing or suspending the use of any Prospectus or the initiation or threatening of any proceedings for such purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (E) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement or similar agreement cease to be true and correct in all material respects; or (F) of the occurrence of any event that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or if, as a result of such event or the passage of time, such Registration Statement, Prospectus or other document requires revisions so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement or Prospectus, or if, for any other reason, it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act.

(v)         The Company will use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any stop order or other order suspending the effectiveness of a Registration Statement or preventing or suspending the use of any Prospectus, or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment, or if any such order or suspension is made effective during any Suspension Period, at the earliest practicable moment after the Suspension Period is over.

(vi)        During the Effectiveness Period, the Company will furnish to each selling Member, its counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, upon their request, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such selling Member, counsel or underwriter (including those incorporated by reference) promptly after the filing of such documents with the Commission.

(vii)       The Company will promptly deliver to each selling Member, its counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such selling Member, counsel or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such selling Member or underwriter.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Members and any applicable underwriter in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(viii)      The Company will use its commercially reasonable efforts to (A) register and qualify, or cooperate with the selling Members, their counsel, the underwriters, if any, and counsel for the underwriters in connection with the registration or qualification (or exemption from such registration or qualification) of, the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the Commission, under all applicable securities laws (including the “blue sky” laws) of such jurisdictions each underwriter, if any, or any selling Member shall reasonably request, (B) keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective under the terms of this Agreement, and (C) do any and all other acts and things which may be reasonably necessary or advisable to enable such underwriter, if any, and each selling Member to consummate the disposition of the Registrable Securities covered by such Registration Statement in each such jurisdiction; provided, however, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction.

(ix)        To the extent that the Company has certificated Registrable Securities, the Company will cooperate with each selling Member and the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if applicable, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as each selling Member or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may request in writing.  In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Member or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, of such Registrable Securities pursuant to the Registration Statement.

(x)         Upon the occurrence of any event contemplated by Section 10.1(i)(iv)(F), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or to the applicable Issuer Free Writing Prospectus, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading and no Issuer Free Writing Prospectus will include information that conflicts with information contained in the Registration Statement or Prospectus, such that each selling Member can resume disposition of such Registrable Securities covered by such Registration Statement or Prospectus.

(xi)        Selling Members may distribute the Registrable Securities by means of an underwritten offering; provided, that (A) such Members provide to the Company a Demand Notice of their intention to distribute Registrable Securities by means of an underwritten offering, (B) the right of any Member to include such Member’s Registrable Securities in such registration shall be conditioned upon such Member’s participation in such underwritten offering and the inclusion of such Member’s Registrable Securities in the underwritten offering to the extent provided herein, (C) each Member participating in such underwritten offering agrees to enter into customary agreements, including an underwriting agreement in customary form, and sell such Member’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Members entitled to select the managing underwriter or managing underwriters hereunder (provided, that any such Member shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties, agreements and indemnities regarding such Member, such Member’s title to the Registrable Securities, such Member’s intended method of distribution, and the accuracy of information contained in the applicable Registration Statement or the related Prospectus concerning such Member as provided by or on behalf of such Member and the aggregate amount of the liability of such Member in connection with such offering shall not exceed such Member’s net proceeds from the disposition of such Member’s Registrable Securities in such offering) and (D) each Member participating in such underwritten offering completes and executes all questionnaires, powers of attorney, custody agreements and other documents reasonably required under the terms of such underwriting arrangements.  The Company hereby agrees with each Member of Registrable Securities that, in connection with any underwritten offering in accordance with the terms hereof, it will negotiate in good faith, execute and perform its obligations under all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and will use commercially reasonable efforts to procure auditor “comfort” letters addressed to the underwriters in the offering from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any Subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters for an underwritten Public Offering as the underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement.

(xii)       The Company will use commercially reasonable efforts to obtain for delivery to the underwriter or underwriters of an underwritten offering of Registrable Securities an opinion or opinions and a negative assurance letter from counsel for the Company (including any local counsel reasonably requested by the underwriters) dated as of the most recent effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, covering the matters customarily covered in opinions and negative assurance letters requested in sales of securities or public underwritten offerings, which opinions shall be reasonably satisfactory to such underwriters and their counsel.

(xiii)      For a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, and in respect of any offering of Registrable Securities, the Company will make available upon reasonable notice at the Company’s principal place of business or such other reasonable place for inspection by any selling Member of Registrable Securities covered by the applicable Registration Statement, by any managing underwriter or managing underwriters selected in accordance with this Agreement and by any attorney, accountant or other agent retained by such Members or underwriter, such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably requested by such Members, underwriters, attorneys, accountants or agents (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of the Securities Act.

(xiv)      The Company will (A) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement and provide and enter into any customary agreements with a custodian for the Registrable Securities and (B) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities included in such Registration Statement.

(xv)       The Company will cooperate with each Member of Registrable Securities and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA and the performance of any due diligence investigations by any underwriter.

(xvi)      The Company will use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, the Trading Market, FINRA and any state securities authority, and make available to each Member, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering at least twelve (12) months, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(xvii)     The Company will use its commercially reasonable efforts to ensure that any Issuer Free Writing Prospectus utilized in connection with any Prospectus complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xviii)    In connection with any registration of Registrable Securities pursuant to this Agreement, the Company will take all commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of Registrable Securities by such Members, including furnishing to the selling Members or any underwriters such further customary certificates, opinions and documents as they may reasonably request and using commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable advance notice, to meet with prospective investors in presentations, meetings and road shows.

(xix)      The Company shall use its commercially reasonable efforts to list the Registrable Securities of any class or series covered by a Registration Statement on the New York Stock Exchange or The Nasdaq Global Market or any other national securities exchange.  Following the listing of the Registrable Securities on the New York Stock Exchange or The Nasdaq Global Market or any other national securities exchange, the Company will use its commercially reasonable efforts to maintain such listing.

(xx)       The Company shall, if an underwritten offering is made pursuant to a Registration Statement on Form S-3 or any similar short-form Registration Statement, include in such Registration Statement such additional information for marketing purposes as the managing underwriter(s) reasonably request(s).

(xxi)      The Company shall use its commercially reasonable efforts to cooperate in a timely manner with any reasonable and customary request of the Members in respect of any Alternative Transaction, including entering into customary agreements with respect to such Alternative Transactions (and providing customary representations, warranties, covenants and indemnities in such agreements) as well as providing other reasonable assistance in respect of such Alternative Transactions of the type applicable to a Public Offering subject to this Section 10.1, to the extent customary for such transactions.  Notwithstanding anything herein to the contrary, no Member shall be entitled to any piggyback rights in respect of an Alternative Transaction.

(xxii)     Each Member agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (B) through (D) and (F) of Section 10.1(i)(iv) or the occurrence of a Suspension Period, such Member will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Member’s receipt of the copies of the supplemental Prospectus or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented Prospectus or amended Registration Statement or is advised in writing by the Company that the use of the Prospectus may be resumed.

(j)           Registration Expenses.  The Company shall bear all reasonable Registration Expenses incident to the parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration or Piggyback Registration (excluding any Selling Expenses), whether or not any Registrable Securities are sold pursuant to a Registration Statement.  In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), the expense of any annual audit and any underwriting fees, discounts, selling commissions and stock transfer taxes and related legal and other fees applicable to securities sold by the Company and in respect of which proceeds are received by the Company.  Each Member shall pay any Selling Expenses applicable to the sale or disposition of such Member’s Registrable Securities pursuant to any Demand Registration Statement or Piggyback Registration Statement, in proportion to the amount of such selling Member’s shares of Registrable Securities sold in any offering under such Demand Registration Statement or Piggyback Registration Statement.

(k)          Indemnification.

(i)          The Company shall indemnify and hold harmless each underwriter, if any, engaged in connection with any registration referred to in this Section 10.1 and provide representations, covenants, opinions and other assurances to such underwriter in form and substance reasonably satisfactory to such underwriter and the Company.  Further, the Company shall indemnify and hold harmless each Member, their respective partners, stockholders, equityholders, general partners, managers, members, and Affiliates and each of their respective officers and directors and any Person who controls any such Member (within the meaning of the Securities Act or the Exchange Act) and any employee or Representative thereof (each, an “Indemnified Person” and collectively, “Indemnified Persons”, which terms, as the context so requires, shall also apply to Persons entitled to indemnification pursuant to Section 10.1(k)(ii)), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’, accountants’ and experts’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act, the Exchange Act or otherwise (collectively, “Losses”), as incurred, arising out of, based upon, resulting from or relating to (A) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, Prospectus (including in any preliminary prospectus (if used prior to the effective date of such Registration Statement)), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto or in any documents incorporated or deemed incorporated by reference in any of the foregoing, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or (C) any violation or alleged violation by the Company or any of its Subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law rule or regulation in connection with such Registration Statement, disclosure document or related document or report or any offering covered by such Registration Statement, and the Company shall reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, demand, action, suit or proceeding; provided, however, that the Company shall not be liable to any Indemnified Person to the extent that any such Losses arise out of, are based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Person specifically for use therein.

(ii)         In connection with any Registration Statement filed by the Company pursuant to this Section 10.1 hereof in which a Member has registered for sale its Registrable Securities, each such selling Member agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, employees, agents and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and any other Member selling securities under such Registration Statement, its partners, stockholders, equityholders, general partners, managers, members, and Affiliates and each of their respective officers and directors and any Person who controls such other Member (within the meaning of the Securities Act or the Exchange Act) and any employee or Representative thereof from and against any Losses resulting from (A) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act, Prospectus (including in any preliminary prospectus (if used prior to the effective date of such Registration Statement)), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto or in any documents incorporated by reference in any of the foregoing, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or (C) any violation or alleged violation by such Member of any federal, state or common law rule or regulation relating to action or inaction in connection with any information provided by such Member in such registration, disclosure document or related document or report in the case of clauses (A) and (B) to the extent, but only to the extent, that such untrue statement or omission occurs in reliance upon and in conformity with any information furnished in writing by or on behalf of such selling Member to the Company specifically for inclusion in such registration, disclosure document or related document or report and has not been corrected in a subsequent writing prior to the sale of the Registrable Securities thereunder, and such Member will reimburse the Company for any legal or other expenses reasonably incurred by it in connection with investigating or defending such Losses.  In no event shall the liability of any selling Member hereunder be greater in amount than the dollar amount of the net proceeds received by such Member under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Member in connection with such sale.

(iii)        Any Indemnified Person under paragraph (i) or (ii) of this Section 10.1(k) shall (A) give prompt written notice to the indemnifying person under paragraph (i) or (ii) of this Section 10.1(k) of any claim with respect to which it seeks indemnification (provided, that any delay or failure to so notify the indemnifying person shall not relieve the indemnifying party of its obligations hereunder except to the extent, if at all, that the indemnifying person’s ability to defend such claim (through the forfeiture of substantive rights or defenses) is actually and materially prejudiced by reason of such delay or failure) and (B) permit such indemnifying person to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person; provided, however, that any Indemnified Person shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (1) the indemnifying person has agreed in writing to pay such fees or expenses, (2) the indemnifying person shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Person within a reasonable time after receipt of notice of such claim from the Indemnified Person, (3) the Indemnified Person has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other Indemnified Persons that are different from or in addition to those available to the indemnifying person, or (4) in the reasonable judgment of any such Indemnified Person (based upon advice of its counsel) a conflict of interest may exist between such Indemnified Person and the indemnifying person with respect to such claims (in which case, if the Indemnified Person notifies the indemnifying person in writing that such Indemnified Person elects to employ separate counsel at the expense of the indemnifying person, the indemnifying person shall not have the right to assume the defense of such claim on behalf of such Indemnified Person).  If such defense is not assumed by the indemnifying person, the indemnifying person will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld, delayed or conditioned.  If the indemnifying person assumes the defense, the indemnifying person shall not have the right to settle such action, consent to entry of any judgment or enter into any settlement, in each case without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that the prior written consent of the Indemnified Person shall not be required if (x) such settlement includes an unconditional release of such Indemnified Person from all liability on the claims that are the subject matter of such settlement; (y) such settlement provides that any sums payable in connection therewith are payable in full by the indemnifying person and (z) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.  It is understood that the indemnifying person or persons shall not, except as specifically set forth in this Section 10.1(k)(iii), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm (in addition to any local counsel that is required to effectively defend against any such proceeding) for all Indemnified Persons and that all such fees and expenses shall be paid or reimbursed promptly.

(iv)        If the indemnification provided for in this Section 10.1(k) is held by a court of a competent jurisdiction to be unavailable to an Indemnified Person with respect to any loss, damage, claim or liability, the indemnifying party, in lieu of indemnifying such Indemnified Person thereunder, shall to the extent permitted by law, contribute to the amount paid or payable by such Indemnified Person as a result of such loss, damage, claim or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Person on the other in connection with the actions that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying person and of the Indemnified Person shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying person or Indemnified Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties agree that it would not be just and equitable if contribution pursuant to this Section 10.1(k)(iv) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding sentences.  Notwithstanding the provisions of this Section 10.1(k)(iv), no selling Member shall be required to contribute any amount in excess of the net proceeds (after deducting the underwriters’ discounts and commissions) received by such selling Member in the offering.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Each selling Member’s obligation to contribute pursuant to this Section 10.1(k)(iv) is several in the proportion that the net proceeds of the offering received by such selling Member bears to the total net proceeds of the offering received by all such selling Members and not joint.

(v)         The remedies provided for in this Section 10.1(k) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.  The obligations of the Company and Members holding Registrable Securities under this Section 10.1(k) shall survive completion of any offering of Registrable Securities pursuant to a Registration Statement and the termination of this Agreement.

(l)           Facilitation of Sales Pursuant to Rule 144.  The Company shall use its commercially reasonable efforts to (i) to the extent required by the Exchange Act, timely file the reports required to be filed by it under the Exchange Act or the Securities Act and the rules adopted by the Commission thereunder (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act), and (ii) take such further action as any Member may reasonably request, all to the extent required from time to time to enable the Members to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act.  Upon the written request of any Member in connection with that Member’s sale pursuant to Rule 144 under the Securities Act, the Company shall deliver to such Member a written statement as to whether it has complied with such requirements.  This Section 10.1(l) shall apply only after an Initial Public Offering.

(m)         Reclassification.  In connection with a proposed Public Offering of the Company approved by the Board with respect to which either (i) the managing underwriters advise the Company that in their opinion the capital structure of the Company or its form of legal entity may adversely affect the marketability of the offering or (ii) the Board determines that a legal entity other than the Company is the most suitable entity for purposes of effectuating the Public Offering, each of the Members and any other Person owning Units will vote for a recapitalization and/or exchange of the Units into securities (the “Reclassified Securities”) (x) that the managing underwriters and/or the Board find acceptable and (y) in which all or a portion of the Units are either combined into a single class or type of Reclassified Security and/or the rights and preferences of all of the classes of Units of the Company are preserved as nearly as possible, and each of the Members will take such actions as are reasonably required in connection with such recapitalization and/or exchange, including converting the Company from a limited liability company into a corporation, contributing their respective Units to a newly formed or existing corporation in exchange for stock of such newly formed or existing corporation or structuring the recapitalization and/or exchange in any other manner advised by the managing underwriters and/or the Board; provided, that the Reclassified Securities provide each Member with the same relative economic interest (ignoring, for purposes hereof, any change in value resulting from a change in the tax status of the Company) as such Person had prior to such recapitalization and/or exchange; provided, further, that the provisions of this Agreement (to the extent applicable) shall apply to the Reclassified Securities and the issuer thereof as such provisions apply to the Units and the Company, mutatis mutandis.  Each Member shall take all action reasonably requested by the Board to effect any such restructuring.

10.2       Financial Statements; Earnings Calls.  The Company will furnish to each Member holding Common Units the following: (i) within forty-five (45) days following the conclusion of each of the first three fiscal quarters of each of the Company’s fiscal years ending after the date hereof, quarterly unaudited consolidated financial statements of the Company and its Subsidiaries (except (x) with respect to the fiscal quarter ending June 30, 2020, within seventy-five (75) days of the end of such fiscal quarter and (y) with respect to the fiscal quarter ending September 30, 2020, within sixty (60) days of the end of such fiscal quarter); and (ii) within one hundred and twenty (120) days after the end of each fiscal year, annual audited consolidated financial statements of the Company and its Subsidiaries (collectively, the “Financial Statements”).  Reasonably promptly following the release of each of the Financial Statements (but in any event, not later than ten (10) Business Days following any such release by the Company), the Company will provide a telephonic presentation to the Representatives of Members to discuss the Company’s financial condition and results of operations, following which presentation the Company will allow Representatives of the Members to ask reasonable questions.  Any Member entitled to receive any of the foregoing financial information may elect to not receive such information, for any reason or no reason, by notifying the Company in writing.  Notwithstanding anything to the contrary herein, no Member will be furnished with or otherwise entitled to receive any of the foregoing financial information (including participation in quarterly calls) and shall not be permitted to share with any bona fide potential transferees described in Section 11.14(a)(iii) if such Member or potential transferee, at the time such information is to be distributed or call is to take place, (i) owns ten percent (10%) or more of the outstanding capital stock or other equity interests of any Person engaged in the Business, (ii) is reasonably likely to own ten percent (10%) or more of the outstanding capital stock or other equity interests of any Person engaged in the Business within the next twelve (12) months, (iii) is a director, officer or employee of any Person engaged in the Business or (iv) is a Person engaged in the Business, or an Affiliate thereof, and each Member, upon request, and each potential transferee, prior to receipt of such information (including participation in quarterly calls), must certify to the Company it is in compliance with this Section 10.2.  Each Member shall be liable for any action of its Representatives or recipients that would constitute a violation of Section 11.14 if such Representative or recipient were party to this Agreement.

ARTICLE XI
GENERAL PROVISIONS

11.1       Amendment.  This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Company and Members holding not less than a majority of the outstanding Common Units; provided, that, in addition to and without limiting the foregoing, (i) no amendment may adversely affect a Member relative to other Members without such Member’s prior written consent, and (ii) any amendment to Section 6.2 of this Agreement regarding a Nominating Member’s right to nominate a Representative Director shall require the prior written consent of such Nominating Member; provided, however, that the Schedule of Members and the Schedule of Units shall be amended by the Company as necessary from time to time, and without the consent of any Members, to properly reflect the capitalization of the Company as of such time; provided, further, that the provisions hereof shall be appropriately adjusted for any dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof, in each case, without the consent of any Members.  Any amendment or waiver must specifically reference this Agreement, specify the provision(s) hereof that it is intended to amend or waive and further specify that it is intended to amend or waive such provision(s).

11.2       Remedies.

(a)          Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any applicable law.  Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law.

(b)          Specific Performance.  Without limiting the generality of Section 11.2(a) above, because of the unique character of the Units and the agreements set forth herein, the parties hereto will be irreparably damaged if this Agreement is not specifically enforced.  Should any dispute arise concerning (a) the Transfer of Units or (b) any other provision of this Agreement, an injunction may be issued (without the requirement that a bond be posted) restraining any Transfer or any action taken in contravention of this Agreement (as the case may be) pending the determination of such controversy.  In the event of any controversy concerning (i) the right or obligation to Transfer any such Units or (ii) any other provision of this Agreement, such right or obligation shall be enforceable in a court of equity by a decree of specific performance.  Such remedy shall be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or the other Members may have.  The provisions of this Section 11.2(b) shall survive the termination of this Agreement, irrespective of the reason therefor.

(c)          To the fullest extent permitted by law, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any Member (including a beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Company to the Company or the Member, (c) any action asserting a claim against the Company, its directors, officers or Members arising pursuant to any provision of the Delaware Act or this Agreement, (d) any action asserting a claim against the Company, its directors, officers or Members governed by the internal affairs doctrine, or (e) any action or claim arising out of this Agreement.  In connection with any claim arising out of or related to this Agreement, each of the Company and each Member hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Court of Chancery, (ii) waives any objection that such Person may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in the Court of Chancery, (iii) waives any objection that the Court of Chancery is an inconvenient forum or as not having jurisdiction over either the Company or such Member, (iv) agrees that service of process in any such action or proceeding shall be effective if notice is given in accordance with this Agreement, although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law and (v) agrees not to seek a transfer of venue on the basis that another forum is more convenient.  Notwithstanding anything herein to the contrary, (i) nothing in this Section 11.2(c) shall prohibit any party from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (ii) each of the Company and each Member agrees that any judgment issued by the Court of Chancery may be recognized, recorded, registered or enforced in any jurisdiction in the world and waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment in any such jurisdiction.

11.3       Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns including, without limitation, subsequent Members agreeing to be bound by all of the terms and conditions of this Agreement.

11.4       Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

11.5       Counterparts.  This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

11.6       Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  Any dispute relating hereto shall be heard in the state or federal courts of the State of Delaware, and the parties agree to jurisdiction and venue therein.

11.7        Addresses and Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) upon delivery, if served by personal delivery upon the Person for whom it is intended, (ii) on the third (3rd) Business Day after the date mailed if delivered by registered or certified mail, return receipt requested, postage prepaid, (iii) on the following Business Day if delivered by a nationally-recognized, overnight, air courier or (iv) when delivered or, if sent after 5:00 p.m. Eastern Time, on the following Business Day if sent by email.  Such notices, demands and other communications shall be sent to the address for such recipient set forth on the Schedule of Members attached hereto, or in the Company’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.  Any notice to the Board or the Company shall be deemed given if received by the Board at the principal office of the Company designated pursuant to Section 2.5, with a copy to the Secretary of the Company at such principal office.

11.8       Creditors.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement or security agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company profits, losses, Distributions, capital or property other than as a secured creditor.

11.9       Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

11.10     Further Action.  The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

11.11      Entire Agreement.  This Agreement, those documents expressly referred to herein and other documents dated on or about either the Reorganization Date or the date hereof (as amended from time to time) related to the subject matter hereof embody the complete agreement and understanding among the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, that may have related to the subject matter hereof in any way.

11.12     Delivery by Facsimile or Email.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or an email with a scan or facsimile attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

11.13     Survival.  Sections 5.3, 6.17, 10.1, 11.2, 11.12, 11.13 and 11.14 shall survive and continue in full force in accordance with its terms, notwithstanding any termination of this Agreement or the dissolution of the Company.

11.14     Confidentiality.

(a)          Each Member acknowledges that any notices or information furnished, including verbally, pursuant to this Agreement (the “Confidential Information”) is confidential and competitively sensitive.  Each Member shall use, and shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the securities of the Company and not for any other purpose (including to disadvantage competitively the Company or any other Member).  Each Member shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i)          to the Member’s Representatives in the normal course of the performance of their duties for such Member (it being understood that such Representatives shall be informed by the Member of the confidential nature of such information and shall be directed to treat such information in accordance with this Section 11.14);

(ii)         to the extent requested or required by applicable law, rule or regulation; provided, that the Member shall give the Company prompt written notice of such request(s), to the extent practicable, and to the extent permitted by law so that the Company may, at its sole expense, seek an appropriate protective order or similar relief (and the Member shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation and shall use commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information);

(iii)        to any Person to whom the Member is contemplating a bona fide Transfer of its equity interests in the Company permitted in accordance with the terms hereof; provided, that such Person is not prohibited from receiving such information pursuant to this Section 11.14 and, prior to such disclosure, such potential transferee is advised of the confidential nature of such information and executes a non-disclosure agreement in a form approved by the Board and which agreement is independently enforceable by the Company;

(iv)        to any governmental, regulatory or self-regulatory authority or rating agency to which the Member or any of its Affiliates is subject or with which it has regular dealings in connection with any routine request of or any routine examination by such authority or agency, as long as such authority or agency is advised of the confidential nature of such information;

(v)         in connection with the Member’s or the Member’s Affiliates’ normal fund raising, marketing, informational or reporting activities; provided, that prior to such disclosure the Persons to whom such information is disclosed are advised of the confidential nature of such information and execute a non-disclosure agreement in a form approved by the Board; or

(vi)        if the prior written consent of the Company shall have been obtained.

(b)          Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Member.  The restrictions contained in this Section 11.14 shall terminate, with respect to any Member, twenty-four (24) months following the date on which such Member ceases to own any equity interests in the Company.

(c)          Confidential Information, with respect to any Member, does not include information that: (a) is or becomes generally available to the public (including as a result of any information filed or submitted by the Company with the Commission) other than as a result of a disclosure by such Member or its Representatives in violation of any confidentiality provision of this Agreement or any other applicable agreement; (b) is or was available to such Member or its Representatives on a non-confidential basis prior to its disclosure to such Member or its Representatives by the Company; or (c) was or becomes available to such Member or its Representatives on a non-confidential basis from a source other than the Company, which source is or was (at the time of receipt of the relevant information) not, to the best of such Member’s or its Representatives’ knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person.

(d)          Employment Agreements, Severance Agreements and Confidentiality Agreements.  Anything contained herein to the contrary notwithstanding, if any Member, on the one hand, and the Company or any Subsidiary, on the other hand, shall have entered into an employment, severance, confidentiality or similar agreement which provides for the confidentiality of Confidential Information or rights to intellectual property, then the provisions of this Section 11.14 shall, as to such Member, be superseded by such provisions of such employment, severance, confidentiality or similar agreement for so long as such agreement is in effect.

11.15     Reimbursement of Expenses.  The Company shall pay all fees and expenses incurred by the Board.

11.16     Waiver of Certain Damages.  To the extent permitted by applicable law, each party hereto agrees not to assert, and hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the transactions contemplated hereby.

11.17     Use of Member’s Names.  Neither the Company, its Affiliates nor any of their respective Representatives shall issue any press releases or other public disclosure using the name of any Member or any of its Affiliates without such Member’s prior written consent; provided, however, the exceptions set forth in Section 11.14(a) shall apply mutatis mutandis to the Company, its Affiliates or their respective Representatives with respect to the disclosure of the name of a Member or any of its Affiliates (in any press release, other public disclosure or otherwise) as if the name of such Member or any of its Affiliates were “Confidential Information” (as defined herein).

11.18     No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Members may be partnerships or limited liability companies, each Member covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the Company’s or any Member’s former, current or future direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees (and collectively, the “Non-Recourse Parties”), in each case other than the Company, the Members or any of their permitted assigns under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Non-Recourse Parties, as such, for any obligation or liability of the Company or the Members under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 11.18 shall relieve or otherwise limit the liability of the Company or any Member, as such, for any breach or violation of its obligations under this Agreement or such documents or instruments.

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[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

COMPANY

INTERNAP HOLDING LLC

By:	/s/ Michael Sicoli
Name: Michael Sicoli
Title: CEO

[Signature Page – Limited Liability Company Agreement of Internap Holding LLC]